                                                                   EXHIBIT 10.24




                                                                  Execution Copy











                        ---------------------------------


                        PURCHASE AND ASSUMPTION AGREEMENT

                                   dated as of

                                  July 27, 1998

                                     between

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                                       and

                            BOK FINANCIAL CORPORATION


                        ---------------------------------








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BRANCH PURCHASE AGREEMENT

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                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
   ARTICLE 1        Definitions.................................................................................2
         1.1        Definitions.................................................................................2

   ARTICLE 2        Purchase and Sale..........................................................................10
         2.1        Purchase and Sale..........................................................................10
         2.2        Closing....................................................................................10
         2.3        Transitional Matters.......................................................................15
         2.4        Employee Considerations....................................................................18
         2.5        Loans......................................................................................22

   ARTICLE 3        Price and Adjustments......................................................................24
         3.1        Price......................................................................................24
         3.2        Adjustments................................................................................24

   ARTICLE 4        Additional Covenants.......................................................................30
         4.1        Seller's Covenants.........................................................................30
         4.2        Buyer's Covenants..........................................................................33
         4.3        Consents...................................................................................35
         4.4        Environmental Matters......................................................................35
         4.5        Valuation of the Assets....................................................................39
         4.6        Clearing Items.............................................................................39
         4.7        IRA Deposits and Keogh Accounts............................................................40
         4.8        Interest Reporting and Withholding.........................................................40
         4.9        Eminent Domain or Taking...................................................................41
         4.10       Damage or Destruction......................................................................41
         4.11       Real Estate................................................................................43
         4.12       Certain Cash Management Relationships......................................................43
         4.13       Additional Branches........................................................................44

   ARTICLE 5        Representations and Warranties.............................................................45
         5.1        Seller's Representations and Warranties....................................................45
         5.2        Buyer's Representations and Warranties.....................................................47

   ARTICLE 6        Understandings.............................................................................49
         6.1        Depositors' Rights.........................................................................49
         6.2        Unclaimed Property.........................................................................49
         6.3        Head Office Accounts.......................................................................49
         6.4        Limitation of Warranties...................................................................50

   ARTICLE 7        Conditions to the Closing..................................................................50
         7.1        Seller's Conditions........................................................................50
         7.2        Buyer's Conditions.........................................................................52

   ARTICLE 8        Termination................................................................................53
         8.1        Events of Termination......................................................................53
         8.2        Liability for Termination..................................................................54
         8.3        Procedures Upon Termination................................................................54

   ARTICLE 9        Survival, Indemnification..................................................................55
         9.1        Survival...................................................................................55
         9.2        Seller's Indemnity.........................................................................55


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BRANCH PURCHASE AGREEMENT

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
         9.3        Buyer's Indemnity..........................................................................56
         9.4        Arbitration of Disputes....................................................................57
         9.5        Limit on Indemnities.......................................................................57
         9.6        Indemnities................................................................................58

   ARTICLE 10       Taxes......................................................................................58
         10.1       Obligations of the Buyer...................................................................58
         10.2       Access to Information......................................................................58
         10.3       Allocation of Consideration................................................................59

   ARTICLE 11       Miscellaneous..............................................................................59
         11.1       Public Notice..............................................................................59
         11.2       Assignment.................................................................................59
         11.3       Notices....................................................................................59
         11.4       Time.......................................................................................60
         11.5       Expenses...................................................................................60
         11.6       Misdirected Payments or Communications.....................................................61
         11.7       Entire Agreement...........................................................................61
         11.8       Amendment..................................................................................61
         11.9       Governing Law, Severability................................................................61
         11.10      Waiver.....................................................................................61
         11.11      Confidentiality............................................................................62
         11.12      Third Party Rights.........................................................................62
         11.13      Headings...................................................................................62
         11.14      Counterparts...............................................................................63

                    SCHEDULES

                    A-1                     List of Branches
                    A-2                     List of Offices
                    A-3                     List of Off-Site ATMs
                    1.1(a)(1)               Employees - Retail Branches,
                                            Commercial, Business Banking
                    1.1(a)(2)               Employees - Ancillary Operations, Cash
                                            Management
                    1.1(b)                  Furniture, Fixtures and Equipment
                    1.1(c)                  Other Liabilities
                    1.1(d)                  Real Estate - Title Reports
                    2.2(e)                  Contracts
                    2.2(f)                  Leases
                    2.5(c)                  Loans Transferred at Closing
                    2.5(d)                  Loans Transferred at Supplemental Loan
                                            Closing
                    3.1(a)                  Allocation of Real Estate and
                                            Improvements
                    3.1(b)                  Leasehold Improvements
                    4.4(b)                  Phase I Environmental Site Assessments
                                            and Asbestos Surveys
                    4.12                    Certain Cash Management Relationships
                    5.1(e)                  Litigation
                    5.1(h)                  Disclosures Regarding Loans
                    6.3                     Head Office Accounts
                    10.3                    Allocation of Consideration


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BRANCH PURCHASE AGREEMENT

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    EXHIBITS

         A        Form of Liability Assumption Agreement
         B        Form of Records Agreement
         C        Form of Special Warranty Deed
         D        Form of Bill of Sale
         E        Form of Assignment and Assumption
         F        Form of Officer's Certificate (Seller)
         G        Form of Officer's Certificate (Buyer)
         H        Terms and Conditions of Right of Entry Upon Real Estate and
                  Leased Real Estate


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BRANCH PURCHASE AGREEMENT

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                        PURCHASE AND ASSUMPTION AGREEMENT


         THIS PURCHASE AND ASSUMPTION AGREEMENT ("Agreement") is made as of July 27, 1998, by and between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association established under the laws of the United States (the "Seller"), and BOK FINANCIAL CORPORATION, an Oklahoma corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Buyer").

                  WHEREAS, the Seller maintains the branch or branches listed on Schedule A-1 hereto (sometimes referred to herein collectively as the "Branches" and individually as a "Branch");

                  WHEREAS, the Seller maintains the back-office facilities listed on Schedule A-2 hereto (sometimes referred to herein collectively as the "Offices" and individually as an "Office");

                  WHEREAS, the Seller maintains certain unmanned automated teller machines ("ATMs") at leased locations other than the Branches, as listed on Schedule A-3 hereto (sometimes referred to herein collectively as the "Off-Site ATMs" and individually as an "Off-Site ATM") (the Branches, Offices and Off-Site ATMs are sometimes referred to herein collectively as the "Facilities");

                  WHEREAS, the Buyer wishes to purchase certain of the assets and assume certain of the liabilities of the Facilities and the Seller is willing to sell and transfer the same upon the terms and subject to the conditions hereinafter set forth;

                  WHEREAS, the Seller and the Buyer intend that, either (a) the Buyer's rights to acquire the Assets and Liabilities will be assigned to a national banking association, state banking corporation or federally-chartered thrift institution, which will then be wholly-owned by the Buyer, or (b) upon mutual agreement of the Seller and the Buyer
         (i) the Seller will transfer the Assets and Liabilities to a newly-formed national banking association, state banking corporation or federally-chartered thrift institution wholly-owned by an Affiliate of the Seller ("Newco") and (ii) at the closing hereinafter provided the Buyer will purchase all of the capital stock of Newco (the "Stock Purchase"). Where the context requires, references in this Agreement to "Buyer" shall include Buyer's assignees; and

                  WHEREAS, the Buyer intends that retail, business banking and commercial banking services will be offered in the geographic areas served by the Branches.



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         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Seller and the Buyer hereby agree as follows:

                                   ARTICLE 11

                                   Definitions

         1.1 Definitions..1 Definitions For purposes of this Agreement:

         "Account" means, as of any date, a deposit account with a customer maintained at one or more of the Branches, whether an asset or a liability of the Branch at the time of Closing.

         "Accrued Expenses" means the accrued and unpaid expenses appearing as a liability on the Financial Statements pursuant to Section 3.2(c).

         "Accrued Interest" on any Deposits at any date means interest which is accrued on such Deposits to and including such date and not yet posted to such deposit accounts.

         "Additional Branches" shall have the meaning set forth in Section 4.13.

         "Additional Information shall have the meaning set forth in Section
4.13.

         "Affected Facilities" shall have the meaning set forth in Section
4.4(d).

         "Affected Improvements" shall have the meaning set forth in Section
4.10.

         "Affiliate" of a person means any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, as control is defined under Section 2 of the Bank Holding Company Act of 1956, as amended.

         "Agreement" means this Purchase and Assumption Agreement, including all schedules, exhibits and addenda, as modified, amended or extended from time to time.

         "Allocation" shall have the meaning set forth in Section 10.3.

         "Asbestos Survey" shall have the meaning set forth in Section 4.4(b).

         "Assets" means the Real Estate, the Loans, the Furniture, Fixtures and Equipment, Improvements, Leasehold Improvements,



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Cash on Hand, safe deposit boxes located at the Branches (exclusive of the contents thereof), Prepaid Expenses, Overdrafts and all books, records, files and documentation relating to the foregoing.

         "Assumed Contracts" shall have the meaning set forth in Section 2.2(e).

         "Assumed Deposits" means all Deposits existing on the Closing Date in one or more of the Branches, together with all Accrued Interest thereon as of the Closing Date; provided, however, that Assumed Deposits shall not include any of the following, which shall be retained by Seller: (i) Deposits not assumed pursuant to Sections 3.2(g), 3.2(h), or 6.3, (ii) Deposits which secure Visa credit card accounts, and (iii) other Deposits, if any, which the Buyer has advised the Seller, at least thirty (30) Business Days prior to the Closing Date, it cannot legally accept.

         "BankAmerica/NationsBank Business Combination" shall have the meaning set forth in Section 7.1(f).

         "BIF" shall have the meaning set forth in Section 3.2(c).

         "Business Day" means a day on which the Seller is open for business in New Mexico and which is not a Saturday or Sunday.

         "Buyer's Regulatory Agencies" shall have the meaning set forth in
Section 8.1(e)(i).

         "Cash on Hand" means, as of any date, all petty cash, vault cash, teller cash, ATM cash and prepaid postage maintained at the Facilities.

         "Closing" and "Closing Date" refer to the closing of the sale, purchase, transfer and assumption provided for herein to be held at the time and date provided for in Section 2.2(a) hereof.

         "Closing Financial Statement" means the balance sheet of the Facilities prepared by the Seller as of the close of business at the Facilities on the tenth (10th) Business Day prior to the Closing Date and on which are recorded as of such date, in accordance with the Seller's normal practices and procedures, the Assets and the Liabilities (except that such normal practices and procedures shall be modified as necessary to implement prorations required by, or other provisions of, this Agreement).

         "Collection Advice" shall have the meaning set forth in Section 3.2(i)(i)(A).

         "Commitment" shall have the meaning set forth in Section 4.11(b).



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         "Confidentiality Agreement" shall have the meaning set forth in Section
11.7.

         "Continuation Coverage" shall have the meaning set forth in Section 2.4(g).

         "CRA" shall have the meaning set forth in Section 5.2(h).

         "Customer Account" shall have the meaning set forth in Section 3.2(i)
(i)(B).

         "Damaged Facility" shall have the meaning set forth in Section 4.10(a).

         "Deposit-Related Loans" means loans or lines of credit fully secured by one or more Assumed Deposit accounts that are either savings Accounts or Accounts with a fixed maturity that are evidenced by a certificate of deposit or time deposit receipt.

         "Deposits" means, as of any date, all deposit liabilities of the Seller that are Accounts maintained at or allocated to the Branches, including, without limitation, all uncollected items included in depositors' balances, as of such date. The term "Deposit" includes the deposit agreement itself and any and all rights and obligations of the Seller created pursuant to such deposit agreement.

         "Direct Debit Accounts" shall have the meaning set forth in Section 4.1(h).

         "Direct Deposit Cut-off Date" shall have the meaning set forth in
Section 4.1(g).

         "Employee" means any employee employed by Seller or its subsidiaries or Affiliates on the Closing Date who is described on Schedule 1.1(a)(1) or 1.1(a)(2), including, without limitation, those individuals on medical leave, family leave, military leave or personal leave under Seller's policies.

         "Environmental Assessments" shall have the meaning set forth in Section 4.4(c).

         "Environmental Due Diligence Period" shall have the meaning set forth in Section 4.4(c).

         "Environmental Law" means any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment in effect as of the date of this Agreement, including but not limited to, Title 42 of the United States Code, Section 6901 et seq. (commonly known as "RCRA") or Section 9601 et seq. (commonly known as "CERCLA" or "Superfund").

         "Excluded Assets" means all investment securities owned by Seller; all securities purchased by Seller subject to repurchase


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agreements; all other real estate owned by Seller and properties carried as in-substance foreclosures that are associated with the Branches or Offices (if any); all loans or participations in loans that are not Loans; all assets, liabilities and records associated with the investment or brokerage business of Seller or its Affiliates, whether conducted at the Branches, the Offices or any other location of Seller; all intangible assets, including goodwill and mortgage servicing rights, of Seller excluding the goodwill associated with the Assets; all rights to the name Bank of America and any of Seller's corporate logos, trademarks, trade names, signs, paper stock, monetary instruments (including, but not limited to, traveler's checks and cashier's checks), forms and other supplies containing any such logos, trademarks or trade names; all customer and merchant credit card accounts; and all trust assets and trust accounts.

         "Federal Funds Rate" on any day means the per annum rate of interest (rounded upward to the nearest 1/100 of 1%) which is the weighted average of the rates on overnight federal funds transactions arranged on such day or, if such day is not a banking day, the previous banking day, by federal funds brokers computed and released by the Federal Reserve Bank of New York (or any successor) in substantially the same manner as such Federal Reserve Bank currently computes and releases the weighted average it refers to as the "Federal Funds Effective Rate" at the date of this Agreement.

         "Final Financial Statement" means the balance sheet of the Facilities prepared by the Seller as of the close of business at the Facilities on the Closing Date, and delivered by the Seller to the Buyer pursuant to Section 3.2(a)(i). The Final Financial Statement is to be prepared in accordance with the Seller's normal practices and procedures (except that such normal practices and procedures shall be modified as necessary to implement prorations required by, or other provisions of, this Agreement) and in a manner consistent with the Closing Financial Statement.

         "Final Loan List" shall have the meaning set forth in Section 2.5(a).

         "Financial Statements" shall mean collectively the Closing Financial Statement and the Final Financial Statement.

         "Furniture, Fixtures and Equipment" means all furniture, fixtures and equipment owned by the Seller that are located in the Facilities, as listed on
Schedule 1.1(b).

         "Hazardous Substance" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including, without limitation, petroleum or natural gas.



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         "Head Office Accounts" has the meaning set forth in Section 6.3.

         "Improvements" means all improvements to the Real Estate purchased, installed or constructed by or on behalf of, and owned by, the Seller and used in connection with the operation or maintenance of the Branches or Offices, including, without limitation, buildings, structures, vaults, parking facilities and drive-up teller facilities.

         "Individual Retirement Account" or "IRA" means an account of Seller created by trust for the exclusive benefit of an individual or his or her beneficiaries in accordance with the provisions of Section 408 of the IRC.

         "Initial Base Amount" shall have the meaning set forth in Section 3.1.

         "IRC" means the Internal Revenue Code of 1986, as amended.

         "Keogh Account" means an account created by a trust for the benefit of employees (some or all of whom are owner-employees) and that complies with the provisions of Section 401 of the IRC.

         "Lease" means any lease or sublease of a lease by which Seller has rights to occupy and use Leased Real Estate or Leasehold Improvements or any lease or sublease by which Seller has granted a third party the right to occupy or use all or a portion of the Real Estate, Improvements, Leased Real Estate or Leasehold Improvements.

         "Leased Real Estate" means all real property on which any of the Facilities is located, which is occupied and used by the Seller pursuant to a lease.

         "Leasehold Improvements" means all improvements on or constituting a portion of Leased Real Estate, purchased, installed or constructed by or on behalf of, and owned by, Seller and used in connection with the operation or maintenance of the Facilities, including, without limitation, buildings, structures, vaults, parking facilities and drive-up teller facilities.

         "Leasehold Improvements Value" shall have the meaning set forth in
Section 4.10(b).

         "Liabilities" means (i) the Assumed Deposits, (ii) the Assumed Contracts, if any, (iii) the Seller's obligations to provide services from and after the Closing Date in connection with the Assets and the Assumed Deposits, including obligations with respect to safe deposit boxes, (iv) the Leases, if any, (v) the Accrued Expenses, and (vi) such other liabilities of the Seller with respect to the operations of the Facilities as may be described on Schedule 1.1(c) (the "Other Liabilities");


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excluding, however, any Leases or Assumed Contracts as to which any consents required to transfer the same to the Buyer at Closing cannot be obtained; and no other duty, obligation or liability whatsoever (including, without limitation, any and all penalties, fines, compensatory or punitive damages of any kind whatsoever) of the Seller, its Affiliates or any other person or with respect to the Assets or Liabilities.

         "Liability Assumption Agreement" shall mean the agreement, substantially in the form of Exhibit A hereto, pursuant to which Buyer agrees to assume and discharge all of the Liabilities.

         "Lien" means any lien, claim, security interest, charge, encumbrance, option, special assessment or adverse claim, except for (i) statutory liens securing payments not yet due, (ii) obligations pursuant to New Mexico's Uniform Unclaimed Property Act, Sections 7-8-1 though 7-8-40 of New Mexico Statutes Annotated 1978 ("NMSA") relating to Deposits and safe deposit box contents which become subject to escheat to the State of New Mexico under such law in the year in which the Closing occurs, and (iii) such imperfections of title as do not materially and adversely affect the use of the properties or Assets subject thereto or affected thereby or otherwise materially impair business operations at such properties.

         "Loan Cut-off Date" shall have the meaning set forth in Section 2.5(a).

         "Loans" shall mean the Deposit-Related Loans and the Other Loans.

         "Magnetic Tapes" shall mean the computer data storage tapes (which may be in reel-to-reel or cartridge form) prepared by Seller or its agent processor which contain the information to be used for an automated conversion of the Assumed Deposits.

         "Market Value" shall mean, with respect to any Real Estate, any Improvements with respect thereto, and the Furniture, Fixtures and Equipment, the appraised market value thereof on an "as is" basis, reflecting the highest and best use thereof in the condition observed by the appraiser upon inspection and as such property physically and legally exists without hypothetical conditions, assumptions or qualifications. Market Value is the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and the seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from the seller to the buyer under conditions whereby: (i) the buyer and the seller are typically motivated; (ii) both parties are well informed or well advised, and acting in what they consider their own best interests; (iii) a reasonable time is allowed for exposure in the open market; (iv) payment is made in cash in U.S. dollars or in terms of financial arrangements comparable


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thereto; and (v) the price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

         "Non-Assumed Liabilities" means any liabilities or obligations of Seller (whether accrued, absolute, contingent, liquidated, unliquidated, known or unknown, due or to become due) other than those specifically described in the term "Liabilities." Non-Assumed Liabilities include, but are not limited to, the following:

                  (a) cashier's checks, money orders, interest checks, official checks, drafts and expense checks issued by Seller prior to or at Closing;

                  (b) any liabilities or obligations (other than the Liabilities) arising from or connected with the Facilities or Assumed Deposits proximately caused by any action by Seller prior to the Closing or any failure to act by Seller prior to the Closing under circumstances under which Seller had a legal duty to act prior to the Closing; and

                  (c) any liabilities of Affiliates of Seller, including BA Investment Services, Inc., which provides investment and brokerage services to customers of Seller.

         "OCC" means the Office of the Comptroller of the Currency.

         "Other Loans" means the loans (other than Deposit-Related Loans) which shall be described as such on those lists of Loans to be provided to Buyer pursuant to Section 2.5(a).

         "Overdrafts" means any overdrafts in Transaction Accounts (other than overdrafts extended pursuant to a formal line of credit or similar arrangement) maintained at the Branches.

         "Permitted Exceptions" shall have the meaning set forth in Section 4.11(b).

         "Phase I" shall have the meaning set forth in Section 4.4(b).

         "Prepaid Expenses" means the prepaid expenses appearing as an asset on the Financial Statements pursuant to Section 3.2(c).

         "Purchase Premium" means, as of the Closing Date, [redacted].

         "Real Estate" means all real property owned by the Seller on which any of the Facilities is located and which is identified in the preliminary title reports included in Schedule 1.1(d).

         "Records" means the books, records, files and documentation relating to the Assets and the Liabilities.


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         "Records Agreement" means the agreement, substantially in the form of
Exhibit B hereto, pursuant to which Seller shall provide Buyer with access to certain records with respect to the Facilities.

         "Reported Amounts" shall have the meaning set forth in Section 4.8(a).

         "Retained Records" means the records to remain in the possession of Seller pursuant to the terms of the Records Agreement.

         "RI" shall have the meaning set forth in Section 3.2(i)(i).
         "Seller's Knowledge" or other similar phrases shall mean the actual knowledge, without having conducted any independent inquiry or investigation, of Steven Cortopassi, Executive Vice President and Regional Manager, Doreen Rast, District Manager and Marcia Hembree, Small Business Manager.

         "Settlement Date" means the sixtieth (60th) calendar day following the Closing Date.

         "Shares" shall have the meaning set forth in Section 2.1(b).

         "Subject Assets" shall have the meaning set forth in Section 4.4(b).

         "Supplemental Loans" shall have the meaning set forth in Section
2.5(d).

         "Supplemental Loan Closing" shall have the meaning set forth in Section 2.5(d).

         "Survey" shall have the meaning set forth in Section 4.11(a).

         "Surveyor" shall have the meaning set forth in Section 4.11(a).

         "Taking Facility" shall have the meaning set forth in Section 4.9.

         "Title Company" means Albuquerque Title Company, 2400 Louisiana N.E., Building 5, Suite 180, Albuquerque, New Mexico.

         "Title Documents" shall have the meaning set forth in Section 4.11(b).

         "Title Policy" shall have the meaning set forth in Section 4.11(b).



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         "Transaction Account" means any Account in respect of which deposits therein are withdrawable in practice upon demand or upon which third party drafts may be drawn by the depositor, including checking accounts, NOW accounts and money market deposit accounts.

         "Withholding Accounts" shall have the meaning set forth in Section 4.8(b).

         The foregoing definitions apply equally, where applicable and with appropriate modifications, to both singular and plural forms of the term defined. Other terms are defined in the text of this Agreement and have the meanings assigned herein.

                                   ARTICLE 22

                                Purchase and Sale

         2.1 Purchase and Sale.

         (a) Unless the parties hereto shall have elected to pursue the Stock Purchase, upon the terms and subject to the conditions of this Agreement, the Seller agrees to sell and transfer and the Buyer agrees to purchase and assume the Assets and the Liabilities at the Closing as provided in Section 2.2.

         (b) In the event the Seller and the Buyer elect to pursue the Stock Purchase, upon the terms and subject to the conditions of this Agreement (i) immediately prior to the Closing the Seller agrees to transfer the Assets and Liabilities to Newco and (ii) at the Closing the Seller agrees to sell and the Buyer agrees to purchase from the Seller all of the outstanding capital stock of Newco (the "Shares") as provided in Section 2.2(g).

         2.2 Closing

         (a) Closing Date and Place. The closing of the transactions provided for herein will be held at the offices of Sutin Thayer & Browne, A Professional Corporation, Two Park Square, 6565 Americas Parkway N.E., Albuquerque, New Mexico 87110; provided that transfer of the Real Estate shall be effected through a real estate escrow to be opened with the Title Company. The closing shall be held on a Friday that is mutually agreeable to the Buyer and the Seller as soon as practicable following the receipt of all government and other approvals and consents necessary for the consummation of the transactions contemplated hereby (including the expiration of any statutory waiting periods) and the satisfaction (or waiver) of all other conditions to closing provided for herein. The Closing shall be effective for purposes of this Article 2 as of 12:01 a.m. (Mountain Time) on the Saturday following the Closing Date; however, the effective time of Closing shall have no effect on the calculations to be made under the Financial Statements


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(which are to be as of the close of business at the Facilities on the Closing
Date). Notwithstanding the foregoing, the Seller may, for any proper business reason, adjourn the date and time of the Closing, upon written notice to the Buyer; provided, however, that the Seller shall use all reasonable efforts to reschedule the Closing to take place at a time agreeable to the Buyer, which agreement shall not be unreasonably withheld; provided further, however, that the parties shall agree in any event upon a date for the Closing which shall be no later than the later of March 31, 1999 and a date six months after the date the BankAmerica/NationsBank Business Combination is consummated, or such other date as the Seller and the Buyer shall agree upon in writing.

         (b) Conveyances; Payment.

                  (i) Subject to Section 2.2(g), at the Closing, the Seller shall execute and/or deliver to the Buyer the following, subject to Sections 2.2(e), 2.2(f), 3.2(b), 4.3 and the final paragraph of Section 7.2:

                           (A) One or more special warranty deeds for the Real
                  Estate, if any, in the form attached hereto as Exhibit C, subject only to the ad valorem taxes for the year of the Closing and Permitted Exceptions;

                           (B) One or more bills of sale in the form attached
                  hereto as Exhibit D for the Improvements, the Leasehold Improvements, if any, and the Furniture, Fixtures and Equipment;

                           (C) One or more assignments in the form attached
                  hereto as Exhibit E for the Leases, if any, and the Assumed Contracts, if any;

                           (D) The payment to the Buyer required by Section 3.1
                  in immediately available funds (such payment to be made no later than 12:00 p.m. (Mountain Time) on the Closing Date);

                           (E)  The Records Agreement;

                           (F) The officer's certificate required by Section
                  7.2(b) in the form of Exhibit F hereto;

                           (G)  The Closing Financial Statement;

                           (H) The original notes or certified copies of the
                  original notes for all Loans, endorsed without recourse, assignments of real property security instruments in recordable form, and all related Loan files;

                           (I) All collateral security of any nature


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                  whatsoever held by Seller as collateral for any of the Assets;

                           (J) All documents, contracts, certificates,
                  instruments, keys and records necessary or appropriate to transfer the safe deposit and safekeeping businesses, if any, of the Branches, to be delivered at the close of business on the Closing Date;

                           (K) Possession of the Assets and access to and keys
                  for each of the Facilities, to be delivered at the close of business on the Closing Date;

                           (L) A non-foreign affidavit as required by Section
                  1445 of the IRC;

                           (M) Such other documents as may be reasonably
                  required by the Title Company in connection with the issuance of the Title Policy, including an affidavit as to taxes, liens and possession;

                           (N) The Seller shall use its reasonable efforts to
                  have available for pick-up by the Buyer as soon as practicable on the day following the Closing Date (I) hard copy (printed) lists of Assumed Deposits maintained at each Branch, which lists shall identify each Assumed Deposit by type of account, with appropriate information regarding the depositor and the terms of the account and (II) Magnetic Tapes. The Buyer shall have the responsibility of making and paying for the appropriate courier arrangements to pick up from the Seller the items referred to in (I) and (II) above and to deliver the items referred to in (I) to the appropriate Branches and the items referred to in (II) to the Buyer's system vendor; and

                           (O) Copies of written consents to the assignment of
                  any Assumed Contracts or Leases requiring such consent.

         (c) Deliveries by Buyer at the Closing. Subject to Section 2.2(g), at the Closing, Buyer shall execute and/or deliver to Seller, with such instruments to be in form and substance satisfactory to Seller and Buyer, the following:

                  (i)  The Liability Assumption Agreement;

                  (ii)  The Records Agreement;

                  (iii) The officer's certificate required by Section 7.1(b) in the form of Exhibit G hereto;



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                  (iv) A certificate duly executed by an authorized officer of
         Buyer, dated as of the Closing Date, acknowledging receipt of possession of the Assets; and

                  (v) Payment to the Seller of the amount of the interest which would accrue at the Federal Funds Rate in effect on the Closing Date on the cash payment by the Seller pursuant to Section 2.2(b)(i)(D) (such payment to be made no later than 12:00 p.m. (Mountain Time) on the Closing Date).

         (d) Proration. The Seller and the Buyer shall each pay one-half of any recording fees and escrow fees relating to the sale of the Assets and assumption of the Liabilities, including but not limited to, the assignment of the Leases. On the Closing Date, (i) all real and personal property taxes and current installments of special assessments levied or assessed with respect to the Real Estate, the Improvements, the Leasehold Improvements and the Furniture, Fixtures and Equipment shall be prorated between the Seller and the Buyer on a daily basis as of the Closing Date based upon the fiscal year of the appropriate taxing authority, and (ii) utilities and any other normal maintenance and operating expenses, if any, relating to the Real Estate, the Leases, the Improvements, the Leasehold Improvements and the Furniture, Fixtures and Equipment shall be prorated between the Seller and the Buyer as of the Closing Date on a daily basis. The Buyer will be responsible for all other special assessments with respect to any Real Estate or Leased Real Estate, including so-called standby utility expansion, development, tap-in or pro rata or hook-up charges, water meter or impact fees, including, but not limited to, assessments for paving, curb, gutter, sidewalks, and sewer or storm sewers. The Seller will be entitled to receive a credit at Closing equal to the credit that the Buyer will receive from any governmental authority, if any, against utility expansion charges or impact fees as a result of standby or other applicable fees that have been paid by the Seller.

         (e) Contracts. Subject to Section 2.2(g), at the Closing, the Seller shall assign to the Buyer all of the Seller's right, title and interest in those equipment leases and service and maintenance contracts, if any, relating to the operations of one or more of the Facilities which are set forth in Schedule 2.2(e) and which the Buyer indicates in writing to the Seller not later than thirty (30) Business Days prior to Closing the Buyer wishes to assume (collectively, the "Assumed Contracts"). The Seller shall not be required to provide Buyer with any information regarding, or to set forth in Schedule 2.2(e), equipment leases or service and maintenance contracts which it believes are not legally assignable, and the Seller shall have no liability to the Buyer as the result of its inability to accomplish assignments thereof. After the date of this Agreement, the Seller shall not enter into, except with the prior written


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consent of the Buyer, any service, maintenance or other contracts, or any equipment lease, relating to the operations of the Facilities for which the Buyer shall have any responsibility after the Closing.

         (f) Leases. Subject to Section 2.2(g), at the Closing, the Seller shall assign to the Buyer all of the Seller's right, title and interest in the Leases, if any, set forth in Schedule 2.2(f); provided, however, that if the Seller notifies the Buyer not later than thirty (30) Business Days prior to the Closing Date that one or more such Leases are legally nonassignable without the consent of one or more third parties, and that such consents have not been obtained, then, if the Lease permits the Seller to sublease the premises and the related Leasehold Improvements to the Buyer, the Seller shall sublease such premises and Leasehold Improvements to Buyer for the maximum term permitted under the Lease, on substantially the same terms and conditions as the terms and conditions of the Lease, in which case the consideration payable under Article 3 shall be adjusted to reflect the Leasehold Improvements which will not be transferred to the Buyer and the parties shall continue to be obligated to carry out the provisions of this Agreement as to the remaining Assets of such Facility and as to the remaining Facilities. If the Lease does not permit the Seller to sublease the premises and the related Leasehold Improvements to the Buyer, then (i) the Seller shall not be required to assign or sublease such Lease or Leases at Closing, (ii) the Seller shall have no liability to the Buyer as the result of its inability to accomplish such assignment or sublease and (iii) the Seller at its sole discretion may elect to exercise its right under the final paragraph of
Section 7.2 to exclude the affected Leased Real Estate from the Closing, and the parties shall continue to be obligated to carry out the provisions of this Agreement as to the remaining Assets of such Facility and as to the remaining Facilities, in which case the consideration payable under Article 3 shall be adjusted to reflect the Leased Real Estate which will not be transferred to the Buyer.

         (g) In the event the parties elect to pursue the Stock Purchase:

         (i) the Seller shall transfer, assign and deliver to Newco and shall cause Newco to accept and assume from the Seller, not later than the Closing Date, all right, title and interest of the Seller in and to the Assets and Liabilities;

         (ii) following the transfer of the Assets and Liabilities as set forth in Section 2.2(g)(i), at the Closing the Seller shall sell and the Buyer shall purchase the Shares;

         (iii) each of the items required to be delivered by the Seller under Sections 2.2(b)(i)(A), (B), (C), (H) and (I) shall be delivered to Newco;

         (iv) each of the items required to be delivered by the Buyer under
Section 2.2(c)(i) shall be delivered by Newco;



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         (v) each of the contracts, leases and other agreements to be assigned by the Seller under Sections 2.2(e) and 2.2(f) shall be assigned to Newco; and

         (vi) the Seller shall execute and deliver to the Buyer duly endorsed certificates, evidencing the Shares, or certificates evidencing the Shares accompanied by valid stock powers duly endorsed in blank by the Seller.


         2.3 Transitional Matters.

         (a) Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as expressly permitted by this Agreement or otherwise consented to or approved by the Buyer in writing (such consent or approval not to be unreasonably withheld):

                  (i) The Seller shall not incur any material liabilities or material obligations (whether directly or by way of guaranty, endorsement, surety contract or otherwise) domiciled at any Facility or for which any Facility may be bound, including, without limitation, any obligation for borrowed money or evidenced by any note, bond, debenture or similar instrument, except for deposit liabilities incurred in the ordinary course of business pursuant to the Seller's customary rate schedules, and except for other liabilities and obligations incurred in the ordinary course of business;

                  (ii) The Seller shall not sell, transfer, mortgage, encumber or otherwise dispose of any of the Assets except for the disposition of Assets (other than the Real Estate, Improvements or Leasehold Improvements) in the ordinary course of business;

                  (iii) Except as provided in Article 6, the Seller will not cause the transfer from one or more of the Branches to the Seller's other operations (except to another Branch) of any deposits of the type included in the Liabilities; provided, however, that the Seller may transfer deposits to the Seller's other branches or offices upon request of the depositors and may transfer to its other branches or offices other deposits which are not to be transferred to Buyer pursuant to this Agreement;

                  (iv) The Seller shall not make any capital commitments with respect to the Real Estate, the Improvements and the Leasehold Improvements, except (A) aggregate capital commitments made in the ordinary course of business not exceeding $25,000 for each


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         Facility, and (B) emergency repairs required to restore any Facility to a safe operating condition;

                  (v) The Seller shall not grant any increase in the rate of compensation or in the benefits payable or to become payable to any current officer or employee of the Facilities, or to any current agent or consultant thereof, over the levels in effect as of the date hereof, other than any regularly scheduled increases, including bonuses, contemplated under contracts, policies or programs existing on the date hereof or under any benefit program generally applicable to the Seller's employees; provided that the Seller shall retain the right to hire additional Branch and Office employees at comparable rates of compensation as necessary for the operation of the Facilities;

                  (vi) The Seller will maintain the Real Estate, Leased Real Estate, Improvements, Leasehold Improvements and Furniture, Fixtures and Equipment substantially in accordance with its normal practices, and keep such property in its present condition, ordinary wear and tear excepted;

                  (vii) The Seller shall operate the Facilities and the businesses thereof in accordance with Seller's normal practices and will use reasonable efforts to preserve for the benefit of the Buyer after the Closing the Facilities' business, goodwill and relationships (including deposit relationships at the Facilities) with customers and suppliers; without limiting the generality of the foregoing, Seller will not, and, following the closing of the BankAmerica/NationsBank Business Combination, Seller will not permit the New Mexico operations of NationsBank, N.A., to:

                  (A) Solicit deposits, deposit-related products or loans from persons who are depositors at the Facilities, except in connection with general solicitations or general advertising not targeted specifically at the depositors at the Facilities and except non-targeted solicitations or advertising in the ordinary course of providing service to individual depositors at the Facilities who are also at the time of such solicitation or advertisement depositors of other branches of Seller or, following the closing of the BankAmerica/NationsBank Business Combination, of the New Mexico operations of NationsBank, N.A.;

                  (B) Solicit persons who are depositors at the Facilities to change deposit


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                           accounts at the Facilities to non-deposit-related
                           investments, except in connection with general solicitations of individual depositors at the Facilities in the ordinary course of providing service to such depositors undertaken without management direction given from and after the date of this Agreement;

                  (C) Introduce at any of the Facilities any new deposit product or change any feature of any deposit product except a new product or feature introduced throughout Seller's offices region-wide in the ordinary course of business; and

                  (viii) The Seller shall provide the Buyer reasonable access during normal business hours to, and the opportunity to review and inspect, the Real Estate, Improvements, Leased Real Estate, Leasehold Improvements, Furniture, Fixtures and Equipment, and the Records; shall furnish to the Buyer such reports and compilations pertaining thereto as the Buyer shall reasonably request from time to time (provided that the Seller shall have no obligation to assemble any new reports or compilations not already prepared in the ordinary course of the Seller's business); and shall furnish to the Buyer all such other information pertaining to the Assets and the Liabilities and the business of the Facilities as the Buyer may reasonably request. In no event, however, shall the Seller be obligated to incur any fees or expenses (including accounting or other professional fees) other than the indirect costs associated with the employment of the Seller's existing employees in connection with the furnishing of any such information or reports. In addition, the Seller shall provide the Buyer reasonable access to the Facilities during the thirty (30) calendar day period immediately preceding the Closing Date for the purpose of installing teller terminals and other equipment, provided that (A) Seller shall not be required to provide such access to any Facility until after all consents, approvals and authorizations referred to in Sections 7.1(c) and 7.2(c) hereof have been obtained with respect to all Facilities and (B) Buyer shall give Seller at least twenty-four
         (24) hours advance notice that it wishes to have such access. The Buyer agrees to cause the installation of such teller terminals and other equipment to be effected in a manner intended to minimize disruption to the operations of the Facilities.

         (b) Buyer's Access to Facility Premises. The Buyer will indemnify, defend, and hold Seller harmless for, from and against any and all claims, damages, costs, liabilities and

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losses (including mechanics' liens) arising out of any entry by Buyer or its agents, designees or representatives on the Real Estate or Leased Real Estate for purposes of the review, inspection and installation provided for in Section 2.3(a)(viii) or for any other purpose (other than for the purposes set forth in Section 4.4(c), which shall be governed by the provisions of that Section). Without limiting the scope of the foregoing, Buyer also will restore the Real Estate, Improvements, Leased Real Estate, Leasehold Improvements, Furniture, Fixtures and Equipment, and Records at its sole cost and expense if one or more of the transactions contemplated by this Agreement do not close. Until restoration is complete, Buyer will take all steps necessary to ensure that any conditions at the Facilities created by any testing, review, inspection, installation or other actions performed by or for Buyer will not interfere with the normal operation of the Facilities or create any dangerous, unhealthy, unsightly or noisy conditions at the Facilities. Buyer shall comply with any requirements or restrictions contained in the Leases regarding any actions it takes at the Leased Real Estate, including, without limitation, any requirements of notice to the landlord (all of which notices at any time prior to Closing will be made through Seller or Seller's agent). The provisions of this Section 2.3(b) shall survive the Closing or any earlier termination of this Agreement.

         (c) Data Processing Conversion. The conversion of the data processing with respect to the Facilities and the Assets and the Liabilities to be transferred hereunder will be completed no later than the next Business Day following the Closing Date. In connection with the data processing conversion, the Seller and the Buyer shall each pay its own costs and expenses associated with the data processing conversion and shall bear equally the duties and responsibilities relating to such conversion. The Seller will use its reasonable efforts to have available to the Buyer at a mutually agreed date and time after the Closing Date, a list (which may be in the form of machine-readable data cartridges) of the Assumed Deposits as of the most recent practicable date, which list identifies each Assumed Deposit by type, with appropriate information regarding the depositor and the terms of the Assumed Deposit. The Buyer will have the responsibility of arranging and paying for courier pick-up of such information from the Seller's data processor in Milwaukee, Wisconsin and delivery to the Buyer's data processor. In no event shall the Seller be required to provide any computer programming, source code or changes in existing file layouts. The Seller will not migrate (transfer) existing PINs used for ATM cards to the Buyer.

         2.4 Employee Considerations

         (a) Buyer shall offer employment as of the day after the Closing Date to all Employees described on Schedule 1.1(a)(1). Buyer shall have the opportunity to interview Employees

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described on Schedule 1.1(a)(2) and may offer employment as of the day after the
Closing Date to any such Employee. All Employees shall be offered employment at base wages and salaries no less favorable than the wages and salaries currently being paid by Seller to such Employees. To the extent consistent with Buyer's existing structure for comparable positions and comparable officer titles and its current policies regarding officer titles, Employees shall be offered positions with responsibilities and officer titles comparable to those they currently have with Seller. Unless agreed upon by an Employee, the position offered by the Buyer will not create a commute that is greater than 35 miles one way, and if the Employee's current commute is in excess of 35 miles one way, the position will not increase the Employee's commute.

         (b) All Employees who accept employment with Buyer as of the day after the Closing Date shall be eligible to participate in the employee benefit plans and other fringe benefits of Buyer on the same basis as such plans and benefits are offered to employees of Buyer with comparable positions with Buyer, except as provided in the penultimate sentence of Section 2.4(e). Buyer shall credit such Employees for their length of service with Seller or its Affiliates for all purposes under each employee benefit plan and fringe benefit to be provided by Buyer to such Employees, to the same extent such service was recognized under a similar plan of Seller, based on information provided by Seller. However, such service need not be counted for purposes of calculating accrued benefits under a pension benefit plan, except that in determining the rate of prospective benefit accrual, service shall be counted where such rate increases with service. For purposes of this Section 2.4, "employee benefit plans and other fringe benefits" includes, without limitation, pension and profit sharing plans, retirement and post retirement welfare benefits, health insurance benefits (medical, dental and vision), disability, life and accident insurance, sickness benefits, vacation, employee loans and banking privileges.

         (c) If Buyer offers a salary continuation or similar program for employees unable to work for medical reasons, the Employees who accept employment with Buyer shall be credited under any program of Buyer with at least the number of sickness benefit days accrued under Seller's program at the Closing Date.

         (d) Seller agrees to remain responsible for the payment of all benefits accrued during the period of employment by the Seller under the terms of the Seller's retirement plans with respect to any Employee. Buyer shall not at any time assume any liability for the benefits of any active or any terminated, vested or retired participants in the Seller's retirement plans.

         (e) Seller shall be responsible for payments for accrued vacation not taken by an Employee on or prior to the Closing

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Date and for timely payment as required by law of all wages, salaries, bonuses, if any, and other compensation with respect to service completed on or prior to the Closing Date. Seller shall offer Employees who accept employment with Buyer the option to receive cash or to transfer to Buyer their accrued vacation days or fractions thereof earned but unused while employed by Seller. In the event any Employee elects to receive cash upon employment by Buyer, Seller shall make a cash payment to such Employee in accordance with applicable law. In the event any such Employee elects to have his or her accrued vacation transferred upon employment by Buyer, Buyer shall give such Employee credit after the Closing Date for the same number of vacation days or fractions thereof he or she has accrued with Seller as of the Closing Date. For purposes of this Section 2.4(e), personal choice days or fractions thereof will be treated as vacation days. In the event Employees elect to have their accrued vacation carried over to Buyer, Seller shall pay to Buyer, not later than the date of the Final Financial Statement, an amount equal to the net cash value of each such Employee's accrued vacation before payroll deductions. In the calendar year in which the Closing Date occurs, Employees shall be eligible to earn at least the prorated annual vacation amount Employees were eligible to earn under Seller's vacation policy. In subsequent calendar years, Employees will be eligible to earn vacation according to the schedule specified in Buyer's policy.

         (f) Seller shall retain the responsibility for payment of all medical, dental, vision, health and disability claims incurred by any Employee on or prior to the Closing Date, and Buyer shall not assume any liability with respect to such claims. After the Closing Date, all medical, dental, vision, health and disability claims incurred by Employees in Buyer's employ shall be determined under Buyer's benefit plans. Buyer agrees that Employees and their eligible dependents will receive credit for their periods of coverage under Seller's health or disability plans towards satisfying any preexisting condition clause in any of Buyer's health or disability plans, provided such Employee or eligible dependent is enrolled in Seller's plans on the Closing Date. Buyer also agrees that Employees and their eligible dependents shall receive credit under Buyer's health care plans for any deductibles paid by such Employee and enrolled dependents for the current plan year under a health care plan maintained by Seller.

         (g) Seller shall be responsible for providing any Employee whose "qualifying event," within the meaning of Section 4980B(f) of the IRC, occurs on or prior to the Closing Date (and such Employee's "qualified beneficiaries" within the meaning of Section 4980B(f) of the IRC) with the continuation of group health coverage required by Section 4980B(f) of the IRC ("Continuation Coverage") under the terms of the health plan maintained by Seller. Buyer shall be responsible for Continuation Coverage to any Employee in Buyer's employ (and each Employee's qualified beneficiaries) whose qualifying event occurs after the Closing Date to the extent required by law.



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         (h) Seller agrees that it shall retain, consistent with its normal employment practices, all liability and obligation, if any (including, without limitation, the liability and obligation for all wages, salary, vacation pay and unemployment, medical, dental, vision, health and disability benefits) for those former employees of the Facilities who retired or terminated employment on or prior to the Closing Date or who otherwise do not become employees of Buyer.

         (i) Effective as of the day after the Closing Date, Buyer shall assume liability for severance pay and similar obligations payable to any Employee who accepts employment with Buyer and who is terminated by Buyer on or after the Closing Date. Such payment shall be made pursuant to Buyer's normal severance policy and Buyer shall compute severance pay by giving Employees full credit for all years of service that would have been recognized under Seller's severance policy. In addition, for an Employee whose job with Buyer is eliminated by a reduction in force or elimination of position within twelve (12) months of the Closing Date, Buyer agrees to pay to such Employee the difference, if any, between the amount of severance pay received by the Employee under Buyer's severance policy and the amount such Employee would have received upon his or her separation from the Seller under Seller's severance policy in effect at that time.

         (j) Effective immediately after the Closing Date, the Buyer shall assume all liability and obligation for, and Seller shall have no further liability or obligation for, short-term disability benefits, sick pay or salary continuation to the extent attributable to periods after the Closing Date (and any medical, dental, vision and health benefits for claims incurred after the Closing Date) for those Employees who accept employment with the Buyer and who as of the day after the Closing Date are absent from work due to sickness or short-term disability.

         (k) The Buyer shall make the offers of employment as soon as possible after all the consents, approvals and authorizations referred to in Sections 7.1(c) and 7.2(c) hereof have been obtained (and in no event more than ten (10) Business Days after the last of such consents, approvals and authorizations has been obtained). Buyer will promptly notify Seller of any offer it plans to make prior to extending such offer, and of acceptance of any such offer by any Employee. Buyer shall be responsible for advising Employees of the details of any offers and terms of employment, and answering any questions relating thereto, but Seller shall be allowed to review and approve (which approval shall not be unreasonably withheld), prior to its distribution, (i) any communication with Employees on or prior to the Closing Date, and (ii) any communication with such Employees after the Closing Date which describes or refers to Seller's employee benefit plans and


                                      -21-
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policies. Buyer shall not at any time have access to Employee personnel files of
Seller.

         (l) (i) For a period of twelve (12) months following the Closing Date, neither the Seller nor any Affiliate shall solicit the employment (including the solicitation of any transfer of employment) of any Employee who is employed by Buyer; provided, however, that nothing herein shall prevent the Seller or its Affiliates from advertising generally any employment opportunities, or from hiring any Employees employed by Buyer who seek employment without inducement from the Seller.

                  (ii) For a period of twelve (12) months following the Closing Date, neither the Buyer nor any Affiliate shall solicit the employment (including the solicitation of any transfer of employment) of any employees of the Seller; provided, however, that nothing herein shall prevent the Buyer or its Affiliates from advertising generally any employment opportunities, or from hiring any employees of the Seller who seek employment without inducement from the Buyer.

                  (iii) The parties hereby acknowledge and agree that the failure of either party to fulfill its covenants and agreements set forth in this Section 2.4(l) will cause irreparable harm to such other party for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations under this Section 2.4(l) and to the granting by any such court of the remedy of specific performance by such party of its obligations hereunder.

         2.5 Loans

         (a) Loan Lists. As soon as practicable following the date hereof until thirty (30) calendar days prior to the Closing Date, Seller shall provide to Buyer within ten (10) Business Days following each month-end a cumulative list of the Deposit-Related Loans and the Other Loans proposed to be transferred to Buyer (or Newco in the case of the Stock Purchase) pursuant to Section 2.1 (subject to Buyer's rights as described in Section 2.5(b) to exclude certain of such loans), prepared as of such month-end (the final Loan list prepared shall be referred to herein as the "Final Loan List" and the date as of which such Final Loan List is prepared shall be referred to herein as the "Loan Cut-off Date").

         (b) Buyer's Right to Exclude Loans Prior to Closing Date. Notwithstanding anything in this Agreement to the contrary, until fifteen (15) calendar days prior to the Closing Date, the Buyer shall have the right to exclude from the transaction any Loan on the Final Loan List, which excluded loan shall not be


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transferred to the Buyer pursuant to Section 2.1. The Buyer's right to exclude such loans shall be exercisable by the Buyer giving written notice to the Seller at any time until and including the fifteenth (15th) calendar day prior to the Closing Date.

         (c) Deposit-Related Loans Originated After Loan Cut-off Date. Any Deposit-Related Loan originated by Seller on or after the Loan Cut-off Date and prior to the Closing Date in the ordinary course of Seller's business at the Branches and the Offices shall be transferred to Buyer (or Newco in the case of the Stock Purchase) at the Closing. As soon as practicable following the Closing, but in any event no later than ten (10) Business Days thereafter, the Seller shall provide to the Buyer a schedule of the Loans transferred to the Buyer at the Closing, which schedule shall become Schedule 2.5(c) hereto upon such delivery to Buyer.

         (d) Other Loans Originated After Loan Cut-off Date.

         (i) Any Other Loan originated by Seller on or after the Loan Cut-off Date and prior to the Closing Date in the ordinary course of Seller's business at the Branches and the Offices (collectively, the "Supplemental Loans") shall, subject to Buyer's rights as described in this Section 2.5(d) to exclude certain of such loans, be transferred to Buyer at a closing to be held as soon as practicable following the Closing Date, but in any event no later than sixty (60) calendar days following the Closing Date (the "Supplemental Loan Closing"). The Supplemental Loan Closing shall occur on the same date as the payment required by Section 3.2(a)(i).

         (ii) As soon as practicable following the Closing, but in any event no later than fifteen (15) Business Days thereafter, the Seller shall provide to the Buyer a schedule of the Supplemental Loans to be transferred to the Buyer pursuant to this Section 2.5(d), subject to the Buyer's rights as described herein to exclude any of the Supplemental Loans. Notwithstanding anything in this Agreement to the contrary, from and after the date on which Buyer receives such schedule, until ten (10) calendar days prior to the Supplemental Loan Closing, (A) the Seller shall provide the Buyer reasonable access during normal business hours to, and the opportunity to review and inspect, the Records relating to the Supplemental Loans; and (B) the Buyer shall have the right to exclude from the transaction any such Supplemental Loan. If the Buyer exercises its right to exclude such Supplemental Loan, such excluded loan shall not be transferred to the Buyer at the Supplemental Loan Closing. The Buyer's right to exclude any Supplemental Loans shall be exercisable by the Buyer giving written notice to the Seller at any time until and including the tenth (10th) calendar day prior to the Supplemental Loan Closing.


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         Following the expiration of such ten (10) calendar day period, the
         Seller shall provide to the Buyer a schedule of the Supplemental Loans to be transferred to Buyer at the Supplemental Loan Closing, which schedule shall become Schedule 2.5(d) hereto upon such delivery to Buyer. The Final Financial Statement shall be adjusted to reflect the Supplemental Loans transferred to Buyer pursuant to this Section 2.5(d).

         (iii) At the Supplemental Loan Closing, the Seller shall execute and/or deliver to the Buyer (A) the original notes or certified copies of the original notes for all Supplemental Loans transferred to Buyer pursuant to this Section 2.5(d), endorsed without recourse, assignments of real property security instruments in recordable form and all related Supplemental Loan files; and (B) an officer's certificate of Seller certifying to the accuracy, in all material respects, of the representations and warranties in Section 5.1(h) with respect to the Supplemental Loans transferred to Buyer pursuant to this Section 2.5(d).

                                   ARTICLE 33

                              Price and Adjustments

         3.1 Price. The Seller agrees that in the event the Initial Base Amount (as hereinafter defined) is less than the sum of (i) the amount of the Assumed Deposits and (ii) the amount of the Accrued Expenses, the Seller shall transfer to the Buyer cash in the amount equal to the deficit. The Buyer agrees that in the event the Initial Base Amount is greater than the sum of (i) the amount of the Assumed Deposits and (ii) the amount of the Accrued Expenses, the Buyer shall transfer to the Seller cash in an amount equal to such excess. Calculations and payments pursuant to this Section 3.1 shall be as of the date and time of the Closing Financial Statement. The "Initial Base Amount" shall be equal to the sum of (i) the amount of Cash on Hand, (ii) the Market Value of $5,085,000.00 for the Real Estate and the Improvements (which amount is allocated among the Facilities as listed on Schedule 3.1(a)), (iii) the amount of $349,529.66 for the Leasehold Improvements (which amount, if any, is allocated among the Facilities as listed on Schedule 3.1(b)), (iv) the Market Value of $790,960.00 for the Furniture, Fixtures and Equipment (which amount is allocated as listed on Schedule 1.1(b)), (v) the amount of Prepaid Expenses,
(vi) the amount of the Overdrafts, (vii) the amount of any fees, charges or accrued interest receivable on such Overdrafts, (viii) the unpaid principal amount of the Loans and the amount of accrued interest receivable on all such Loans, net of loan loss reserve, and (ix) the amount of the Purchase Premium.

         3.2 Adjustments. Subject to the provisions of Section 4.4 and Article 9, the assignments, transfers, acceptances and assumptions of the Assets and the Liabilities


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and the payment of the amounts due in respect thereof in accordance with
Sections 2.2 and 3.1 shall be final and without recourse and not subject to any claim for reimbursement, repayment, rescission or avoidance; provided, however, that:

         (a) The following adjustments shall be made:

                  (i) As soon as practicable after the Closing Date, but in no event later than sixty (60) calendar days thereafter, the Seller shall deliver the Final Financial Statement to the Buyer. Subject to the Seller's and Buyer's rights of indemnification pursuant to Section 4.4 and Article 9, the Final Financial Statement shall become final and binding on the Buyer and the Seller ten (10) calendar days after its delivery to the Buyer, unless the Buyer gives written notice to the Seller of its disagreement with respect to any item included in such Final Financial Statement. The Seller and the Buyer shall use their respective reasonable efforts to resolve the disagreement during the ten (10) calendar day period following receipt by the Seller of the notice. If the disagreement is not resolved during such ten (10) calendar day period, the parties shall follow the procedures set forth in Section 9.4 to resolve such dispute and such Final Financial Statement shall be modified by any such resolution, whereupon the Final Financial Statement shall become final and binding. When the Final Financial Statement becomes final and binding, the Seller shall pay the Buyer or the Buyer shall pay the Seller, as appropriate, the difference between the amount paid at the Closing and the amount calculated on the Final Financial Statement, plus interest accrued from the Closing Date at the Federal Funds Rate in effect on the Closing Date. In the event such amounts are not paid by Seller or Buyer, as appropriate, within three (3) Business Days from the date the Final Financial Statement becomes final and binding, then such amounts shall accrue interest until paid at the Federal Funds Rate in effect on the Closing Date plus five percent (5%) per annum, but in no event in excess of the highest rate permitted by applicable law.

         (b) If any non-material Asset (materiality to be determined by Seller in good faith) shall not have been assigned to the Buyer (or Newco in the case of the Stock Purchase) at the Closing, then the Seller shall use its reasonable efforts to assign such Asset to the Buyer as soon as possible after the Closing Date but in any event no later than on the Settlement Date. In the event the Seller for any reason is unable to assign any such Asset to the Buyer on or prior to the Settlement Date, then the Seller shall no longer have any obligation to assign such Asset to the Buyer and the Seller shall refund to the Buyer the value of such Asset as reflected on the Closing Financial Statement together with interest on such amount accrued from the Closing Date through the date of such refund at the Federal Funds Rate in effect on the Closing Date;



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         (c) All operating expenses and fees accrued or prepaid prior to the
Closing Date, including, without limitation, wages, salaries, rents, Bank Insurance Fund ("BIF") premiums, utility payments, telephone charges, maintenance contract payments, personal property taxes, non-delinquent real property taxes and assessments relating to the Assets and the Liabilities transferred at the Closing, but excluding fees for use of safe deposit boxes, shall be prorated between the parties as of the Closing Date. With respect to the BIF premiums, the proration shall be on the basis set forth in Section 3.2(d). To the extent that the Seller has paid expenses that are expenses allocable to the Buyer pursuant to this Section 3.2(c), such expenses shall appear as an asset on the Financial Statements. To the extent that expenses have been accrued and not paid by the Seller prior to the Closing Date, such expenses shall appear as a liability on the Financial Statements;

         (d) With respect to the proration of BIF premiums, Buyer shall reimburse Seller for the amount of any BIF assessments that Seller is required to pay for periods in which the Assumed Deposits are included in the Seller's deposit insurance assessment base but during which periods Buyer has liability for the Assumed Deposits. The amount of such reimbursement will be included as a Prepaid Expense on the Financial Statements;

         (e) All loan commitment fees and any other fees accrued by or paid to the Seller prior to the Closing Date related to the loan commitments included as Loans pursuant to this Agreement and to any periodic fees paid or payable to Seller with respect to the Loans shall be pro-rated between the Buyer and the Seller. To the extent that the Seller has received fees that are fees allocable to the period on and after the Closing Date, such fees shall appear as a liability on the Financial Statements. To the extent that such fees allocable to a period prior to the Closing Date have not been paid to Seller prior to the Closing Date, such fees shall appear as an asset on the Financial Statements;

         (f) As soon as practicable after the Closing Date, the Seller will provide to the Buyer a report of customer data for the Assumed Deposits showing the names, addresses, tax identification numbers (where available from the Seller's records) and deposit balances of each and all of the customers with Assumed Deposits as of such date; the customer data shall include the signature cards in the possession of Seller for all Assumed Deposits and a list of Accounts subject as of the Closing Date to annual Taxpayer Identification Number solicitation by Seller in the normal course of its business;

         (g) With respect to IRA Deposits, the Seller will use reasonable efforts and will cooperate with the Buyer, both


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before and after the Closing, in taking whatever actions are reasonably necessary to accomplish either the appointment of the Buyer as successor custodian, the adoption of Buyer's form of IRA plan (or such plan of an Affiliate of Buyer), or the delegation to the Buyer (or an Affiliate of the Buyer) of the Seller's authority and responsibility as custodian of all such IRA Deposits, including but not limited to, sending to the depositors thereof appropriate notices, and filing any appropriate applications with applicable regulatory authorities. If any such delegation is made to the Buyer (or such Affiliate), the Buyer (or such Affiliate) will perform all of the duties so delegated and comply with the terms of the Seller's agreement with the depositor of the IRA Deposits affected thereby;

         (h) With respect to Deposits which are Keogh Accounts, the Seller will use reasonable efforts and cooperate with the Buyer to invite trustees of Keogh plans to appoint the Buyer (or an Affiliate of the Buyer) as successor custodian of each Keogh Account and related Deposit thereof, and to adopt the Buyer's (or such Affiliate's) form of Keogh Master Plan as a successor to that of the Seller. The Buyer (or such Affiliate) will assume no Deposits which are Keogh Accounts unless the Buyer (or such Affiliate) has received the documents necessary for such assumption or transfer at or before the Closing. With respect to any depositors who do not transfer such accounts to the Buyer's (or such Affiliate's) form of Keogh Master Plan, the Seller will use reasonable efforts in order to enable the Buyer (or such Affiliate) to retain such Keogh Accounts at the Branches at which such accounts were maintained;

         (i) Any items that were credited for deposit to or cashed against an Assumed Deposit prior to the Closing and are returned unpaid (each, an "RI") within 60 days after the Closing Date will be handled as follows:

                  (A) Within one (1) Business Day after receipt of any RI by the Seller, the Seller will fax to the Buyer a list reflecting the amount of such RI, the date of deposit and depositor's account number (if available) and the Seller will forward a consolidated collection request with the original RIs (a "Collection Advice"), to the Buyer via Seller's courier, at Buyer's expense.

                  (B) Upon receipt of a Collection Advice, the Buyer will place holds on the respective customers' deposit accounts with the Buyer ("Customer Account") in an amount not less than the amount of the RI and take any actions necessary to ensure that such deposits are not withdrawn.

                  (C) Within one (1) Business Day after receipt of such Collection Advice and original RI, the Buyer will debit the available Customer Account and/or overdraw


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                  the Customer Account and return the paid collection request to the Seller. If there are not sufficient funds in the Customer Account because of the Buyer's failure to honor holds placed on such Customer Account, the Buyer shall repay the amount of the RI to the Seller. RIs that overdraw an account balance shall be held by the Buyer unless requested by the Seller during the collection process. The Buyer will release RIs to depositors only upon receipt of sufficient good funds to cover any deficient balances.

                  (D) A list reflecting name, address, phone number and amount of accounts overdrawn $500 or more, resulting from an RI forwarded by the Seller being charged to the Customer Account, shall be faxed to the Seller, Attention: Loss Prevention Manager, fax number 602-431-7156, on the date such item is charged back.

                  (E) The Seller will be responsible for collecting overdrawn balances of RIs over $500. The Buyer will cooperate with the Seller with respect to providing information or records that may be needed to pursue resolution of amounts due to the Seller. The Buyer will be responsible for reasonable collection efforts on overdrawn balances of RIs of $500 or less.

                  (F) After a period of 60 days from the date a Customer Account is charged for an RI and becomes overdrawn, the Buyer will submit a collection request to the Seller for any remaining balances that could not be collected. The original RIs received shall be returned to the Seller with the collection letter.

                  (G) Customer disputes regarding Buyer's rights to debit Customer Accounts will be reviewed with Seller's Loss Prevention Manager for resolution. The Buyer agrees to cooperate with the Seller in debiting Customer Accounts for RIs, except in such cases when Seller's negligence is the basis of a defense by the customer to Buyer's right to debit the Assumed Deposit(s).

                  (H) Claims involving checks paid prior to Closing, drawn against Accounts sold, which are subsequently disputed to be forged or otherwise unauthorized, shall be referred to Seller's Loss Prevention Manager for resolution.

         (ii) Any RIs that are returned unpaid more than sixty (60) calendar days after the Closing Date will be the responsibility of the Buyer, except that Seller shall be responsible, for a period of eighteen (18) months after the Closing Date, for RIs when such items are one of the following: checks drawn on the United States Treasury,


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         checks issued by state governments or municipalities or checks returned for endorsement irregularities; provided that the Buyer shall cooperate with Seller as provided in subsection 3.2(i)(i) above to obtain collection of such items from the applicable Customer Account.

         (j) As soon as practicable, but in any event no later than five (5) calendar days after the Closing Date, the Buyer shall mail to each depositor in respect of a Transaction Account (included in the Assumed Deposits) a letter approved in writing by the Seller requesting that such depositor promptly cease writing checks or drafts on the Seller's check stock against such Transaction Account. At such time as the Buyer mails each such notice to each such depositor, the Buyer shall also forward to each such depositor new checks on the Buyer's stock, which checks the depositor may draw upon the Buyer for the purpose of effecting transactions with respect to such Transaction Accounts.

         The parties hereto shall use reasonable efforts to develop procedures that cause checks drawn on the Seller's form of check stock against Transaction Accounts that are received after the Closing Date to be cleared through the Buyer's then current clearing procedures.

         During the ninety (90) calendar day period following the Closing Date, if it is not possible to clear Transaction Account drafts through the Buyer's then current clearing procedures after the Closing Date, the Seller shall forward to the Buyer no later than the next Business Day after receipt thereof all such Transaction Account drafts drawn against Assumed Deposit Accounts. The Seller shall have no obligation to pay such Transaction Account drafts. Upon the expiration of such ninety (90) calendar day period, the Seller shall cease forwarding drafts against Transaction Accounts transferred on the Closing Date and shall instead return them to the originators marked "Refer to Maker-Branch Sold." The Buyer will compensate the Seller for processing of drafts as described in this Section 3.2(j) according to the compensation arrangement set forth in Section 4.6;

         (k) Collection of Overdrafts, if any such collection is effected by the Buyer in its sole discretion, shall be the sole responsibility of the Buyer. At the Buyer's request, the Seller will use reasonable efforts to cooperate to assist in collection of Overdrafts, but the Seller shall not be required to incur any fees or expenses (including legal or other professional fees) other than the indirect costs associated with the employment of Seller's existing employees in connection with rendering such assistance.

         (l) In connection with the transfer of the Loans, Seller and Buyer agree as follows:



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                  (i) The parties will cooperate and use their reasonable
         efforts to cause Buyer to become the beneficiary of credit life, accident and health, vendor's single interest premium or similar insurance purchased by or on behalf of customers on the Loans. For the duration of such insurance, Seller and Buyer agree to cooperate in good faith to develop a mutually satisfactory method by which the issuer of such insurance will make rebate payments to and satisfy claims of the holders of such certificates of insurance after the Closing Date.

                  (ii) Each of Buyer and Seller will use their reasonable efforts to comply with all notice and reporting requirements of the Loan documents or of any law or regulation with respect to the transfer of such Loans.

                  (iii) Within thirty (30) calendar days after the Closing Date or the Supplemental Loan Closing (as appropriate), Buyer will, at its expense, issue new coupon books or similar payment notices for payment of Loans with instructions to use Buyer's coupons or statements and to destroy unused coupons furnished by Seller.

                  (iv) For a period of sixty (60) calendar days after the Closing Date or the Supplemental Loan Closing (as appropriate), within five (5) Business Days after receipt by Seller of any check or money order made payable to Seller representing payment on a Loan, such item shall be settled in accordance with mutual settlement procedures to be agreed between Seller and Buyer as soon as practicable following the date hereof. If the item is returned unpaid, however, Seller shall promptly notify Buyer of such item's return and shall forward the original of such item to Buyer. Within three (3) Business Days after receipt of such returned item, Buyer shall issue and forward a cashier's check or wire transfer to Seller in the amount of such item, and Buyer shall be responsible for any further efforts to collect such item.

                  (v) If the balance due on any Loan has been reduced by Seller as a result of a payment by check received prior to the Closing Date or the Supplemental Loan Closing (as appropriate), which item is returned after the Closing Date or the Supplemental Loan Closing (as appropriate), the asset value representing the Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Buyer to Seller promptly upon demand. Such amounts shall be debited or credited, where applicable, from Buyer's correspondent bank account maintained with Seller.

                                   ARTICLE 44

                              Additional Covenants

         4.1 Seller's Covenants. The Seller (and, to the extent specifically indicated below, the Buyer) agrees:


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         (a) To use reasonable efforts to sign and deliver to the Buyer such additional agreements and other documents, and to do such other acts and things, as may be required to complete the transactions contemplated by this Agreement.

         (b) To reasonably cooperate with the Buyer in obtaining all governmental and regulatory consents, approvals, licenses, waivers and the like required to be fulfilled or obtained for the completion of the transactions contemplated by this Agreement.

         (c) To deliver to the Buyer those Records relating solely to the Assets and the Liabilities and being easily segregable from the Seller's other records, as soon as practicable after the Closing and to store the other books, records and accounts of the Facilities relating to the Seller's former operation of the Facilities for the applicable period required by law.

         (d) Until Closing or the earlier termination of this Agreement, to cause the business of the Facilities to be conducted in accordance with Section
2.3 above.

         (e) To remove all signage from the Facilities at the expense of the Seller on or before the Closing Date, it being understood that the Buyer shall be responsible for installation of its signage at its sole expense on or after the Closing Date.

         (f) As soon as practicable after the receipt of all regulatory approvals required by Sections 7.1(c) and 7.2(c) with respect to all Facilities, and no later than thirty (30) calendar days prior to the Closing Date (unless earlier required by law, regulation or regulatory policy), each of the Seller and the Buyer shall provide, or join in providing where appropriate, all notices, separately as to each Branch, to holders of Deposits, borrowers under the Loans and other persons that the Seller or the Buyer, as the case may be, is required to give by any regulatory authority having jurisdiction or under applicable law or the terms of any other agreement between the Seller and any customer in connection with the transactions contemplated hereby. A party proposing to send or publish any notice or communication pursuant to this
Section 4.1(f) shall furnish to the other party a copy of the proposed form of such notice or communication as soon as practicable in advance of the proposed date of the first mailing, posting, or other dissemination thereof to customers, and shall not unreasonably refuse to amend such notice to incorporate any changes that the other such party proposes as necessary to comply with applicable statutes, rules, regulations or requirements of any regulatory authority having jurisdiction. All costs and expenses of any notice or communication sent or published by the Buyer or the Seller

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shall be the responsibility of the party sending such notice or communication.
All out-of-pocket costs and expenses of any joint notice or communication which Buyer or Seller pays to a third party vendor shall be shared equally by the Seller and the Buyer. Each party shall bear the costs and expenses of its own employees or agents engaged in any joint notice or communication.

         (g) The Seller will use reasonable efforts to transfer to the Buyer on or as soon as practicable after the Closing Date all of those automated clearing house and fed wire direct deposit arrangements which are tied by agreement or other standing arrangement to Assumed Deposits. For a period of ninety (90) calendar days after the Closing Date, in the case of automated clearing house direct deposits to Assumed Deposits, and thirty (30) calendar days after the Closing Date, in the case of fed wire direct deposits to Assumed Deposits (each, a "Direct Deposit Cut-off Date"), the Seller will, no later than the next Business Day following the date of receipt thereof, remit and transfer to the Buyer all direct deposits intended for Accounts which are Assumed Deposits. After the applicable Direct Deposit Cut-off Date, the Seller may discontinue accepting and forwarding automated clearing house and fed wire entries and funds and return such direct deposits to the originators. The Seller shall not be liable for any account overdrafts that may thereby be created or for any other matter. The Seller will not be obligated to accept new direct deposit arrangements on any Account after the date that all regulatory approvals required under Sections 7.1(c) and 7.2(c) (except for statutory waiting periods) have been received, nor will the Seller be obligated to remit or transfer with respect to any direct deposit arrangements other than by electronic transmission. At the time of each Direct Deposit Cut-off Date, the Buyer will provide automated clearing house originators with account numbers and conversion tapes relating to Assumed Deposits.

         (h) As soon as practicable after the receipt of all regulatory approvals required by Sections 7.1(c) and 7.2(c) with respect to all Facilities (except for statutory waiting periods), and after the notice provided in Section 4.1(f), the Buyer will send appropriate notice to all holders of Deposits which are to be assumed by the Buyer at the Closing the terms of which provide for direct debit of such accounts by third parties ("Direct Debit Accounts"), instructing such customers concerning transfer of customer direct debit authorizations from the Seller to Buyer. The Seller shall cooperate in soliciting the transfer of such authorizations. Such notice shall be in a form agreed to by the parties. For a period of ninety (90) calendar days following the Closing Date, the Seller will, on the Business Day following the date of receipt thereof, forward to the Buyer all direct debits on Direct Debit Accounts and will give the Buyer a daily accounting by electronic transmission of such debits to the Buyer's clearing account. Thereafter, the Seller may discontinue forwarding


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such entries and return them to the originators marked "Refer to Maker--Branch
Sold." The Seller will not be obligated to accept new direct debit arrangements on any Account after the date that all regulatory approvals required under Sections 7.1(c) and 7.2(c) (except for statutory waiting periods) have been received, nor will the Seller be obligated to forward such direct debits or give an accounting thereof other than by electronic transmission. At the time of the Closing Date, the Buyer will provide automated clearing house originators of such direct debits with account numbers and conversion tapes.

         (i) In addition to the requirements and procedures set forth in Sections 4.1(g) and 4.1(h), the Buyer shall, commencing on the first Business Day following the Closing Date, deliver to the originators of the direct deposits of Assumed Deposits and the originators of direct debits of Assumed Deposits specified in such sections, notices of change instructing such originators to change the routing transit number for such deposits and debits from the Seller's routing transit number to the Buyer's routing transit number.

         (j) From and after the Closing, the Seller will not:

         (i) use any of the information contained in the Records for any purpose other than for the purpose of enforcing rights and performing obligations arising under this Agreement; and

         (ii) for a period of eighteen (18) months following the Closing Date, conduct or, following the closing of the BankAmerica/NationsBank Business Combination, permit the New Mexico operations of NationsBank, N.A., to conduct, any solicitation of depositors of the Assumed Deposits, except in connection with general solicitations or general advertising not targeted specifically at the depositors of the Assumed Deposits.

         4.2 Buyer's Covenants. The Buyer agrees:

         (a) To use reasonable efforts to sign and deliver to the Seller such additional agreements and other documents, and to do such other acts and things, as may be required to complete the transactions contemplated by this Agreement.

         (b) To use its best efforts to fulfill all governmental, regulatory and other requirements (including, without limitation, obtaining the approval of all New Mexico and federal bank or other financial institution regulatory agencies and any other governmental entity having jurisdiction over the Buyer's acquisition of the Facilities or the Buyer) required to be fulfilled by the Buyer for the completion of the transactions contemplated by this Agreement, and to take the initial drafting responsibility therefor. The Seller shall have the


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right to review and comment upon all applications to, and filings with, governmental and regulatory agencies and entities made for the above purpose, prior to their filing; provided that, the Seller shall have no responsibility for any such application or filing. Without limiting the generality of the foregoing, Buyer agrees to file all required regulatory applications within thirty (30) calendar days after the date of this Agreement.

         (c) To pay, honor, discharge and perform all liabilities and obligations in respect of the Assets and the Liabilities and any other liabilities of the Facilities arising, accruing or subsisting after the Closing which the Buyer is obligated to assume pursuant to this Agreement, subject to applicable indemnification rights of the Buyer.

         (d) Not to use, keep or claim any registered or unregistered trademark, trade name, service mark or other identification commonly associated with the Seller, or any sign, display or similar material of the Seller or any banking or other forms, stationery, passbooks, checks, traveler's checks, cashier's checks, manager's checks or similar banking material of the Seller or bearing the Seller's name or other similar marks or identification (except to the extent necessary to conduct business operations, and then only if the Seller's name, marks or identification are obliterated from such material, and such material is clearly identified as that of the Buyer), or any proprietary material of the Seller, including, without limitation, operating manuals, training manuals and public relations, explanatory or advertising materials.

         (e) As of the Closing Date, to become the "holder," as that term is defined in New Mexico's Uniform Unclaimed Property Act, Sections 7-8-1 through 7-8-40 of the NMSA, of all Assumed Deposits and safe deposit boxes which the Buyer assumes under this Agreement. The Buyer will be responsible for the escheat of any property for which it becomes the holder and which becomes abandoned during the calendar year in which the Closing occurs.

         (f) On and following the Closing Date, to honor and comply with the terms of all holds, levies, garnishments, tax liens, orders, pledges, guardianship agreements and other restrictions that are in effect on the Assumed Deposits as of the Closing Date.

         (g) On and following the Closing Date, to assume and discharge, in the usual course of banking business, Seller's obligations with respect to the safe deposit box business at the Branches in accordance with the terms and conditions of contracts or rental agreements related to such business, and to maintain all records related to such agreements and facilities necessary for the use of such safe deposit boxes by persons entitled to use them.



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         (h) To continue to operate each of the Branches at its current location for a period of at least ninety (90) calendar days after the Closing Date
(unless Buyer has provided Seller written confirmation from Buyer's appropriate banking regulatory agency that any earlier change in location by Buyer would be exempt from the notice and other requirements of 12 U.S.C. Sec. 1831r-1).

         (i) To obtain approval of this Agreement and the transactions contemplated hereby by the requisite vote or consent of the holders of outstanding securities of the Buyer if such approval is required by applicable law, contract, the Buyer's Articles of Association or Bylaws, or otherwise.

         (j) Not to take any actions that will injure Seller's present business relations with its depositors, customers and others, and not, either before or after the Closing, to commit any act, or in any way assist others to commit any act, that injures Seller or the business heretofore conducted by Seller, and, without limiting the generality of the foregoing, not to divulge any confidential information or make available to any others any documents, files or other papers concerning the business or financial affairs of Seller.

         4.3 Consents. The Seller shall use its reasonable efforts to obtain any nongovernmental consents required for the transfer or assignment of the Assets and Liabilities to Buyer (or Newco in the case of the Stock Purchase) pursuant to this Agreement, including (a) Leases, if any, and (b) Assumed Contracts, if any; provided, however, that (i) the Seller shall not be required to pay any additional compensation or fee to any person or entity to obtain any such consent, (ii) the Buyer agrees that it shall provide reasonable assistance to the Seller to obtain such consents, and (iii) the Seller shall be entitled to rely on the provisions of Sections 2.2(e) and 2.2(f) and the final paragraph of
Section 7.2 if Seller does not obtain one or more such consents.

         4.4 Environmental Matters.

         (a) The provisions of this Section 4.4 shall exclusively govern the rights and obligations of the Seller and Buyer with regard to Hazardous Substances.

         (b) Seller has delivered to the Buyer copies of a Phase I Environmental Site Assessment ("Phase I") and an Asbestos Survey ("Asbestos Survey") regarding each tract of Real Estate; provided that Seller has not delivered an Asbestos Survey regarding any Branch or Office where construction of all Improvements was completed after December 31, 1980. In addition, Seller has delivered to the Buyer an Asbestos Survey for each of the Northtowne, Rio Bravo and Ladera Branches. The dates of such Phase I's and Asbestos Surveys and the names of the persons by whom they were prepared are listed on Schedule


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4.4(b). The cost of such Phase I's and Asbestos Surveys shall be borne by the
Seller.

         The Buyer acknowledges and agrees that:

                  (i) Seller is furnishing copies of the Phase I's and Asbestos Surveys to Buyer for informational purposes only and without representation or warranty as to the accuracy or completeness of the contents of such materials except as otherwise provided in this
          Section 4.4;

                  (ii) Buyer will not rely on the Phase I's or Asbestos Surveys and will conduct its own due diligence on the matters contained in the documents; and

                  (iii) Buyer is not purchasing the Real Estate, Improvements and Leasehold Improvements and accepting assignment of the Leases in reliance upon any representations or warranties of any kind whatsoever made by the Seller (or any representatives, agents or employees of the Seller) except those made or contained in this Agreement.

         Buyer and Seller acknowledge and agree that, prior to Closing, Buyer will have the opportunity to independently and personally inspect the Real Estate, Improvements, Leased Real Estate and Leasehold Improvements (sometimes referred to collectively in this Section 4.4 as the "Subject Assets"). Buyer further acknowledges and agrees that Buyer has entered into this Agreement based upon this right of inspection. It is expressly agreed and understood that Seller has made no representation or warranty as to the condition of any of the Subject Assets or their suitability for any particular purpose except as expressly set forth in this Agreement. Buyer agrees that the Real Estate, Improvements and Leasehold Improvements are to be sold to and purchased by Buyer, and the Leases assigned to and accepted by Buyer, "AS IS" AND "WHERE IS," WITH ALL FAULTS, IF ANY, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE PROPERTY, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, except as expressly set forth in this Agreement.

         (c) During the thirty (30) Business Day period starting on the date of this Agreement ("Environmental Due Diligence Period"), Buyer shall have the right to conduct environmental assessments, investigations, reviews or testing performed by Buyer or any third party or consultant engaged by Buyer to conduct such study (collectively, "Environmental Assessments") of the Subject Assets, and Buyer and Buyer's representatives, agents and designees will have the right, at reasonable times and upon reasonable notice to Seller (which notice must describe the scope of the planned testing and investigations) to enter upon the Real Estate and Leased Real Estate subject to the terms and conditions set forth in Exhibit H.



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         (d) During the Environmental Due Diligence Period, Buyer may notify
Seller in writing of any objections relating to any aspects of the Subject Assets relating to one or more Facilities (the "Affected Facilities") pertaining to presence of any Hazardous Substances, compliance with all applicable Environmental Laws, any matters disclosed in the Phase I's or Asbestos Surveys, any matters disclosed by Seller, or any matters disclosed in any Environmental Assessments.

                  (i) In the event that Buyer fails to so notify Seller of any such objections, Buyer shall be deemed to have approved such items.

                  (ii) In the event, however, that Buyer notifies Seller in writing and within the Environmental Due Diligence Period of any such objections, the parties will have a period of ten (10) Business Days to agree upon a resolution of the objection(s). If the parties cannot agree within such period of ten (10) Business Days, then within five
          (5) Business Days after the expiration of such period either party may initiate a proceeding to resolve such objections pursuant to the procedures set forth in Section 9.4 of this Agreement; provided, however, that within such five (5) Business Days the Seller in its sole discretion may, in a case where Buyer has notified Seller of objections with respect to Real Estate or Improvements, elect to remove the Real Estate and Improvements relating to the Affected Facilities from the Assets to be sold and transferred to Buyer, in which event (A) the consideration payable under Article 3 shall automatically be adjusted accordingly and (B) commencing on the Closing Date Buyer shall lease the Real Estate and Improvements relating to the Affected Facilities from Seller for a period of at least six (6) months, at a rental rate and on terms to be agreed upon by Buyer and Seller, which rate and terms shall be commercially reasonable and comparable to those for similar properties in the vicinities of the Affected Facilities, and provided further, that if Buyer and Seller do not agree upon the rental rate or one or more such terms within an additional ten (10) Business Days after expiration of the five (5) Business Day period referred to above, then the determination of such rate and/or term(s) shall be immediately submitted to arbitration pursuant to the procedures set forth in
          Section 9.4 of this Agreement. In a case where Buyer has notified Seller of objections with respect to Leased Real Estate or Leasehold Improvements, then if neither party has initiated a proceeding to resolve such objections pursuant to the procedures set forth in
          Section 9.4 of this Agreement within the five (5) Business Days referred to in the immediately preceding sentence, then the Seller in its sole


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         discretion may elect to exercise its right under the final paragraph of
         Section 7.2 to exclude the Affected Facility (but not the other Assets and Liabilities related thereto) from the Closing.

                  (iii) If this Agreement is not amended or otherwise modified pursuant to the provisions of the foregoing Section 4.4(d)(ii), Buyer shall be deemed to have waived its objections and this Agreement will continue in full force and effect.

         (e) (i) Subject to Subsection 4.4(e)(iii) and Article 9 below, if there are any third party claims against Buyer that arise out of any Hazardous Substances that became located in, on or under Real Estate during Seller's ownership of the Real Estate, or in, on or under Leased Real Estate during the term of Seller's Lease, Seller will (to the extent the Seller is liable for such Hazardous Substances under any federal, state or local law pertaining to or concerning Hazardous Substances) indemnify, defend (by counsel reasonably acceptable to Buyer), protect and hold Buyer harmless for, from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including, without limitation, reasonable expenses of investigation and attorney's fees and expenses in connection with any action, suit or proceeding brought against the Buyer) arising therefrom (to the extent that any such third party claims are attributable to the portion of the Hazardous Substances which occurred or were in existence at the Real Estate or Leased Real Estate on or prior to the Closing Date) in an amount which (together with any amount for which Seller may become liable to provide indemnification pursuant to Section 9.2 or otherwise), shall not exceed the amount of $5,000,000, and provided that notwithstanding any other provision hereof, Seller shall not be liable under this Section 4.4(e)(i) for any losses sustained by the Buyer unless and until the aggregate amount of all losses with respect to a Facility sustained by the Buyer to be indemnified by the Seller under this Agreement (including any amount for which Seller may become liable to provide indemnification pursuant to Section 9.2 or otherwise), shall exceed $100,000, in which event the Seller shall be liable only for such losses in excess of $100,000 with respect to that Facility (it being the intention of the parties that losses sustained by the Buyer with respect to one Facility shall not be combined with losses sustained with respect to another Facility to satisfy such minimum $100,000 amount).

                  (ii) Subject to Subsection 4.4(e)(iii) and Article 9 below, if there are any third party claims against Seller that arise out of any Hazardous Substances that became located in, on or under the Real Estate or Leased Real Estate at any time after the Closing, Buyer will


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         indemnify, defend (by counsel reasonably acceptable to Seller), protect and hold Seller harmless for, from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including, without limitation, reasonable expenses of investigation and attorney's fees and expenses in connection with any action, suit or proceeding brought against the Seller) arising therefrom, provided that notwithstanding any other provision hereof, Buyer shall not be liable under this Section 4.4(e)(ii) for any losses sustained by the Seller unless and until the aggregate amount of all losses with respect to a Facility sustained by the Seller to be indemnified by the Buyer under this Agreement (including any amount for which Buyer may become liable to provide indemnification pursuant to Section 9.3 or otherwise), shall exceed $100,000, in which event the Buyer shall be liable only for such losses in excess of $100,000 with respect to that Facility (it being the intention of the parties that losses sustained by the Seller with respect to one Facility shall not be combined with losses sustained with respect to another Facility to satisfy such minimum $100,000 amount).

                  (iii) Nothing in this Section 4.4(e) is meant to diminish any party's rights or obligations under any federal, state or local law pertaining to or concerning Hazardous Substances; but Seller will not be liable to Buyer under this Agreement, and Buyer hereby releases Seller from any and all liability under any such law, for any third party claims which are attributable to any environmental condition which:

                           (A) was described or referred to in the Phase I's,
                  Asbestos Surveys or any Environmental Assessments obtained or conducted by Buyer;

                           (B) was reasonably discoverable by prudent
                  investigation during the Environmental Due Diligence Period;
                  or

                           (C) was otherwise disclosed by Seller to Buyer or
                  discovered by Buyer at any time prior to the Closing.

                  (iv) The above release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer's release(s) to Seller. It is understood and agreed that the purchase price has been adjusted by prior negotiations to reflect that all of the Real Estate, Improvements, Leasehold Improvements and the Furniture, Fixtures and Equipment are sold by Seller and purchased by Buyer and Buyer is accepting assignment of the Leases subject to the foregoing. The sole remedy of the Buyer will be to exercise its rights under Section 4.4(b) prior to the end of the Environmental Due Diligence Period.



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         4.5 Valuation of the Assets. Buyer agrees that it is relying solely upon its own judgment as to the value of the Assets and the Liabilities (and the Shares in the case of the Stock Purchase), and Seller hereby disclaims any representations or warranties made by Seller as to their condition, value, nature or amount except those made in Section 5.1 of this Agreement, and subject to the provisions of Section 4.4 of this Agreement, which shall exclusively govern the rights and obligations of the parties with regard to Hazardous Substances.

         4.6 Clearing Items. From the Closing Date and for ninety (90) calendar days thereafter, items drawn on Transaction Accounts assumed by the Buyer may continue to be presented to the Seller. The Seller will make provisional settlement to the presenting institution and will forward such items to the Buyer, via courier, at Buyer's expense, no later then the next Business Day after receipt thereof, and the Buyer will reimburse the Seller for such provisional settlement. For the first ninety (90) calendar days following the Closing Date, the Seller shall perform its obligations under the first two sentences of this Section 4.6 at no cost to the Buyer. After ninety (90) calendar days from the Closing Date, the Buyer will pay the Seller $10.00 for each item processed by the Seller. Upon timely presentation to the Buyer, the Buyer will assume all responsibility for such items (except for such items which have not been handled by the Seller in accordance with applicable law or regulation, or with ordinary care), including but not limited to determining whether to honor or dishonor such items and giving any required notification for the return of large items.

         4.7 IRA Deposits and Keogh Accounts. The Seller will deliver to the Buyer, on the Closing Date, copies of the Seller's documents for each IRA Deposit and Keogh Account which is included in the Assumed Deposits. The Seller will prepare and file all reports to government authorities required to be filed for the period ending on the Closing Date and all prior periods. The Buyer will be responsible for all such reporting for periods commencing on the day after the Closing.

         4.8 Interest Reporting and Withholding.

         (a) Except as set forth in Section 4.8(b), for the period from January 1 of the year in which the Closing occurs through the Closing Date, Seller will provide to Buyer all information necessary for Buyer to report to applicable taxing authorities and owners of Assumed Deposits transferred on the Closing Date, all interest credited to, withheld from and any early withdrawal penalties imposed upon the Assumed Deposits during


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such period (collectively, the "Reported Amounts"). With respect to all periods beginning on or after January 1 of the year in which the Closing occurs, Buyer will report all Reported Amounts to applicable taxing authorities and owners of Assumed Deposits transferred on the Closing Date.

         (b) With respect to any Assumed Deposits for which amounts are required by any governmental agency to be withheld (the "Withholding Accounts"):

                  (i) Seller will: (A) for the period from January 1 of the year in which the Closing occurs through the Closing Date, report all Reported Amounts incurred during such period on the Withholding Accounts to applicable taxing authorities and to the owners of the Withholding Accounts; and (B) withhold any amounts required by any governmental agencies to be withheld from the Withholding Accounts on or before the Closing Date in accordance with applicable law or appropriate notice from any governmental agency and remit such amounts to the appropriate agency on or prior to the applicable due date.

                  (ii) Buyer will: (A) for the period from the day after the Closing Date to the end of the calendar year (and all periods thereafter), report all Reported Amounts incurred during such period on the Withholding Accounts to applicable taxing authorities and to the owners of the Withholding Accounts; and (B) withhold any amounts required by any governmental agencies to be withheld from the Withholding Accounts after the Closing Date in accordance with applicable law or appropriate notice from any governmental agency and remit such amounts to the appropriate agency on or prior to the applicable due date.

         (c) Buyer shall report to applicable taxing authorities and the borrowers of the Loans all interest paid on such loans for the year in which such loans are acquired by Buyer.

         4.9 Eminent Domain or Taking. If proceedings under a power of eminent domain relating to a specific Facility or any part thereof (the "Taking Facility") are commenced prior to the Closing Date, Seller will promptly inform Buyer in writing.

         (a) If such proceedings involve the taking of all of or a material interest in the Taking Facility, Buyer may elect to terminate this Agreement with respect to such Taking Facility (but not the other Assets and Liabilities related thereto) by notice in writing sent within ten (10) calendar days of Seller's written notice to Buyer, in which case neither party will have any further obligation to or rights against the other with respect to the Taking Facility except with respect to the Deposits of such Facility and except any rights or obligations


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of either party which are expressly stated to survive termination of this
Agreement.

         (b) If the proceedings do not involve the taking of all of or a material interest in the Taking Facility , or if Buyer does not elect to terminate this Agreement as to the Taking Facility, this transaction will be consummated as described herein, and, subject to the Lease, if any, or other encumbrances, if any, relating to the Taking Facility, any award or settlement payable with respect to such proceeding will be paid or assigned to Buyer on the Closing Date.

         (c) If the Closing contemplated by this Agreement is not consummated for any reason, Buyer will have no claim to any condemnation award or settlement with respect to the Taking Facility.

         4.10 Damage or Destruction. Except as provided in this Section 4.10, prior to the Closing Date, as between Seller and Buyer the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty is borne and assumed by Seller. If, prior to the Closing Date, any part of the Improvements or Leasehold Improvements at a specific Facility (the "Affected Improvements") is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller will promptly inform Buyer of such fact in writing and advise Buyer as to the extent of the damage and whether it is, in Seller's reasonable opinion, "MATERIAL."

         (a) If Seller determines that such damage or destruction is "MATERIAL", Buyer has the option to terminate its obligation to acquire such Facility (but not the other Assets and Liabilities related thereto) (the "Damaged Facility") upon written notice to the Seller given not later than ten (10) calendar days after receipt of Seller's written notice to Buyer advising of such damage or destruction.

         (b) For purposes of this Section 4.10, "MATERIAL" shall mean any damage or destruction to the Affected Improvements where the cost of repair or replacement is estimated to be (i) in the case of damage or destruction to Improvements, more than twenty-five (25) percent of the Market Value of the Real Estate and Improvements, or (ii) in the case of damage or destruction to Leasehold Improvements, more than twenty-five (25) percent of the amount indicated in Section 3.1 and Schedule 3.1(b) for the Leasehold Improvements at the Damaged Facility ("Leasehold Improvements Value"), and that in either case will take more than sixty (60) calendar days to repair.

         (c) If the obligation to acquire the Damaged Facility is so terminated, neither party will have any further obligation to or rights against the other with respect to such Damaged Facility except with respect to the other Assets and Liabilities of such Facility and except any rights or obligations of either party which are expressly stated to survive termination of this Agreement.



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         (d) Subject to the Lease, if any, or other encumbrances, if any, if the
Buyer does not elect to terminate its obligation to acquire the Damaged
Facility, or if the casualty is not material, Seller shall either (i) reduce the Market Value of the Real Estate or the Leasehold Improvements Value at the Damaged Facility, as the case may be, by the value reasonably estimated by Seller to repair or restore the damaged portion of the Affected Improvements, less any sums expended by Seller to make emergency repairs to the Affected Improvements, or (ii) repair or restore the damaged portion of the Affected Improvements, and in either case this transaction will close pursuant to the terms of this Agreement, and the Buyer will accept the Damaged Facility as is, where is, without recourse, with all faults and with no warranties other than as expressly provided in Section 5.1 of this Agreement, and subject to the provisions of Section 4.4 of this Agreement, which shall exclusively govern the rights and obligations of the parties with regard to Hazardous Substances.

         (e) If the damage is not material, Seller's notice to Buyer of the damage or destruction will also set forth the reduced Market Value of the Real Estate or the reduced Leasehold Improvements Value at the Damaged Facility, as the case may be, and Seller's allocation of value to the damaged portion of the Affected Improvements. If Buyer does not accept Seller's reduced valuation, Buyer's sole remedy will be to submit the issue to arbitration pursuant to
Section 9.4 hereof.

         (f) Whether or not the sale of the Damaged Facility is consummated hereunder, Buyer shall have no rights to insurance claims or proceeds in respect of damage or destruction to the Affected Improvements occurring prior to the Closing Date.

         4.11 Real Estate.

         (a) Seller, at its sole cost and expense, has previously caused to be furnished to Buyer and the Title Company one (1) copy each of a survey meeting the current Amended Standards for Land Surveyors in New Mexico as adopted by the New Mexico State Board of Registration for Professional Engineers and Surveyors (the "Survey") of the Real Estate prepared and certified as to all matters shown thereon by a surveyor licensed by the State of New Mexico ("Surveyor").

         (b) Prior to the date hereof, Seller has caused the Title Company to furnish to Buyer (i) a title commitment ("Commitment"), showing Seller as the record title owner of the Real Estate by the terms of which Title Company agrees to issue to Buyer at Closing an owner's policy of title insurance providing for standard coverage ("Title Policy") in the amount of the Market Value of the Real Estate and Improvements on the standard form therefor promulgated by the New Mexico Department of Insurance insuring Buyer's fee simple title to the Real


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Estate to be good and indefeasible subject to the terms of such policy and the
Schedule B exceptions; and (ii) a photocopy of all documents ("Title Documents") describing all Schedule B title exceptions shown on the Commitment. Unless Buyer has objected thereto prior to the date hereof, all matters shown on the Survey and exceptions listed in the Commitment are conclusively deemed to be acceptable to Buyer. Seller shall provide to Buyer the Title Policy, reflecting only the Permitted Exceptions, as soon as practicable after the Closing Date. As used in this Agreement, the term "Permitted Exceptions" shall mean all title exceptions or Survey matters which would not materially impair the ability of the Buyer to utilize the Real Estate as a banking facility, and all matters either shown on the Survey or listed in the Commitment to which Buyer has not objected prior to the date hereof, or, having objected, Buyer has thereafter waived. Seller and Buyer shall share equally in the cost and expense of the Title Policy.

         (c) Prior to the date hereof, Seller submitted appraisals of the Market Value of the Real Estate and Improvements to Buyer.

         (d) Upon consummation of the transactions contemplated by this Agreement, Buyer shall register the Real Estate under the name of the Buyer for ad valorem real estate tax purposes.

         4.12 Certain Cash Management Relationships.

         (a) With respect to those certain cash management relationships (including cash management accounts and related lines of credit and loans) which are set forth on Schedule 4.12, at the Closing Seller shall transfer and Buyer shall acquire such cash management relationships, subject to Buyer's rights as described in Section 4.12(b) to exclude certain of such relationships from the transaction.

         (b) Notwithstanding anything in this Agreement to the contrary, from the date hereof until thirty (30) calendar days after the Closing Date, the Buyer shall have the right to exclude from the transaction one or more of such cash management relationships. The Buyer's right to exclude such cash management relationship(s) shall be exercisable by the Buyer giving written notice to the Seller at any time until and including the thirtieth (30th) calendar day after the Closing Date. If, prior to the Closing, the Buyer does not exercise its right to exclude any of the cash management relationship(s) described on
Schedule 4.12, such cash management relationships (including cash management accounts and related lines of credit and loans) shall be transferred to the Buyer at the Closing. If the Buyer exercises its right to exclude any of the cash management relationship(s) described on Schedule 4.12, the entire cash management relationship (including cash management accounts and related lines of credit and loans) shall be retained by the Seller (if Buyer exercises its right to exclude


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such cash management relationship(s) prior to Closing) or transferred to the
Seller (if Buyer exercises its right to exclude such cash management relationship(s) during the thirty-day period following Closing). The Closing Financial Statement or Final Financial Statement (as appropriate) shall be adjusted to reflect any such cash management relationship(s) excluded from the transaction by Buyer pursuant to this Section 4.12(b).

         (c) Notwithstanding anything in this Agreement to the contrary, for a period of three (3) years following the Closing Date, Seller will not conduct or, following the closing of the BankAmerica/NationsBank Business Combination, permit the New Mexico operations of NationsBank, N.A., to conduct, any solicitation of the customers of the cash management relationships acquired and retained by Buyer pursuant to this Section 4.12, except (i) in connection with general solicitations or general advertising not targeted specifically at such customers, or (ii) any solicitation of any such customer who, prior to the closing of the BankAmerica/NationsBank Business Combination, had a pre-existing customer relationship with NationsBank, N.A.

         4.13 Additional Branches.

         (a) As soon as practicable, but in no event later than 20 calendar days following the date hereof, the Seller shall provide to the Buyer deposit, loan, employee, facilities and related information (the "Additional Information") regarding each of the Branches listed on Schedule A-1 designated as "Additional Branches" (the "Additional Branches") in format and scope similar to information delivered to the Buyer prior to the date hereof regarding the Branches other than the Additional Branches.

         (b) The Additional Information shall be deemed to be satisfactory and accepted by the Buyer unless, within 20 calendar days of the receipt by the Buyer of the Additional Information, the Buyer notifies the Seller in writing that, based on its review of the Additional Information, the Buyer in good faith believes that the Assets and Liabilities at the Additional Branches are not substantially similar in type and character to the Assets and Liabilities maintained at the Branches other than the Additional Branches. Within 10 calendar days of the receipt by the Seller of such notice, the Seller and the Buyer shall confer in good faith on a commercially reasonable basis with a view towards determining a mutually acceptable adjustment to the purchase price to be paid pursuant to Section 3.1. In the event the Seller and the Buyer are unable to agree on an acceptable adjustment to the purchase price within such 10 day period, the matter shall be determined in accordance with Section 9.4.

         (c) As soon as practicable following the delivery of the Additional Information to the Buyer, Section 3.1 relating to the calculation of the Initial Base Amount and Schedule 3.1(a) shall be revised to reflect the inclusion of the Additional Branches.


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                                   ARTICLE 55

                         Representations and Warranties

         5.1 Seller's Representations and Warranties. The Seller represents and warrants to the Buyer that, as of the date of this Agreement (or, as to any information specified in a Schedule to have been compiled as of some earlier date, as of such earlier date), and subject to Section 4.4(a):

         (a) The Seller is a national banking association, duly organized and in good standing under the laws of the United States;

         (b) The Seller has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; all corporate action necessary to be taken by or on the part of the Seller to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby has been duly and validly taken; and this Agreement has been duly executed and delivered by, and constitutes the valid and binding agreement of the Seller, enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies;

         (c) The execution, delivery and performance by the Seller of this Agreement do not, and the consummation by the Seller of the transactions contemplated hereby will not, violate or conflict with the articles of association or bylaws of the Seller, or any law or regulation currently applicable to the Seller, or any material agreement or instrument, or currently applicable award, order, judgment or decree to which the Seller is a party or by which it is bound, or require any filing by the Seller with, or authorization, approval, consent or other action with respect to the Seller by, any governmental or regulatory agency except such as have been made or obtained and are in full force and effect or as identified in this Agreement;

         (d) Schedule 2.2(e) sets forth a list of all material written contracts, agreements and other obligations which relate specifically to the operation of the Facilities (other than those giving rise to the Assets and the Liabilities), including, without limitation, equipment leases and service and maintenance contracts, consulting contracts, agency agreements and licensing agreements; provided, however, that equipment leases and service and maintenance contracts which the Seller does not believe are assignable and contracts that relate to


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the Seller's general operations and that are not being assigned to the Buyer are not listed;

         (e) Except as set forth in Schedule 5.1(e): (i) there is no litigation, claim, action, suit or proceeding pending which, if adversely determined, would materially and adversely affect the use of the Assets or the Liabilities; and
(ii) to the Seller's knowledge, there is no litigation, claim, action, suit or proceeding threatened by any organization, person, individual or governmental agency which, if adversely determined, would, individually or in the aggregate, materially and adversely affect the use of the Assets or the Liabilities;

         (f) Except for its agreement with Bear, Stearns & Co., Inc., for which the Seller is solely responsible, the Seller has not in any manner whatsoever paid or agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions covered and contemplated hereby. All negotiations relating to this Agreement have been conducted by the Seller directly and without the intervention of any person in such manner as to give rise to any valid claim against the Seller for any brokerage commission or like payment;

         (g) Schedule 2.2(f) contains an accurate and complete list of all Leases, if any. True and correct copies of all Leases referred to in such Schedule have been provided to Buyer; and

         (h) Except as disclosed in Schedule 5.1(h), to the knowledge of Seller,
(i) each Loan, in all material respects, is a legal, valid and binding obligation, in full force and effect and enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, receivership, conservatorship, reorganization or similar laws affecting the rights of creditors generally or equitable principles limiting the right to obtain specific performance or other similar relief; (ii) Seller has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; (iii) all documents and agreements necessary for Seller to enforce each Loan are in existence; (iv) no claims, counter-claims, set-off rights or other rights exist, nor do the grounds for any such claim, counter-claim, set-off rights or other rights exist, with respect to any such Loans which could impair the collectibility thereof; and (v) each such Loan has been, in all material respects, originated and serviced in accordance with Seller's then applicable underwriting guidelines, the terms of the relevant credit documents and agreements and applicable law.

         (i) The Furniture, Fixtures and Equipment, the Improvements and the Leasehold Improvements have been and as of the Closing will have been installed, maintained and operated in accordance with the customary standards of Seller. The


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equipment owned by the Seller and located at the Facilities is currently adequate for Seller's customary and ordinary operations. No expenditures for the repair, maintenance or improvement of the Assets are currently, and as of the Closing Date will be, necessary or budgeted by Seller other than normal recurring expenses for routine maintenance and upkeep.

         (j) The Assets (excluding the Real Estate which shall be subject to the provisions of Section 4.11) are, and as of the Closing Date shall be, free and clear of all Liens, except the Liabilities.

         (k) Only in the event the parties elect to pursue the Stock Purchase and only as of the Closing Date:

         (i) Newco is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

         (ii) The Seller owns all of the Shares, free and clear of any and all Liens. All of the Shares are validly issued and outstanding, full paid and nonassessable. Except for this Agreement, there are no understandings, arrangements, restrictions, commitments or agreements of any kind relating to the Shares or any securities outstanding representing the right to purchase or otherwise receive shares of common stock or any other capital stock or equity security of Newco. The stock certificates, endorsements and other documents delivered to the Buyer at the Closing will transfer to and vest in the Buyer good, valid and indefeasible title to the Shares, free and clear of any and all Liens.

         5.2 Buyer's Representations and Warranties. The Buyer represents and warrants to the Seller that, as of the date of this Agreement, and subject to
Section 4.4(a):

         (a) The Buyer is a national banking association, duly organized and in good standing under the laws of the United States;

         (b) Subject to the satisfaction of any applicable governmental or regulatory requirements referred to in Section 4.2(b) and to approval of this Agreement and the transactions contemplated hereby by the requisite vote or consent of the holders of outstanding securities of the Buyer, if such approval is required by applicable law, contract, the Buyer's articles of association or bylaws, or otherwise, the Buyer has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; all acts and other proceedings required to be taken by or on the part of the Buyer to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby have been duly and validly taken; and this Agreement has been duly executed and delivered by, and


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constitutes the valid and binding agreement of, the Buyer, enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies;

         (c) Subject to the satisfaction of any applicable governmental or regulatory requirements referred to in Section 4.2(b), the execution, delivery and performance by the Buyer of this Agreement do not, and the consummation by the Buyer of the transactions contemplated hereby will not, violate or conflict with the articles of association or bylaws of the Buyer, or any law or regulation currently applicable to the Buyer, or any material agreement or instrument, or currently applicable order, judgment or decree to which the Buyer is a party or by which it is bound or require any prior filing by the Buyer with, or authorization, approval, consent or other action with respect to the Buyer by, any governmental or regulatory agency except such as have been made or obtained and are in full force and effect or will be made or obtained and are in full force and effect as of the Closing;

         (d) There are no actions, suits or proceedings pending or, to the knowledge of the Buyer, threatened against or affecting, the Buyer, which may cause a material adverse change in the Buyer's business or financial condition or would prohibit consummation of the transactions contemplated hereunder;

         (e) The Buyer has not paid or agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions covered and contemplated hereby. All negotiations relating to this Agreement have been conducted by the Buyer directly and without the intervention of any person in such manner as to give rise to any valid claim against the Seller for any brokerage commission or like payment;

         (f) The Buyer has not received written notice from any federal or New Mexico governmental or regulatory agency indicating that it would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by this Agreement;

         (g) The Buyer satisfies each and all of the standards and requirements lawfully within the control of the Buyer of which it is aware (and, as of the Closing Date, will satisfy each and all of the standards and requirements lawfully within the control of the Buyer) imposed as a condition to obtaining, or necessary to comply with and in order to obtain, any of the governmental or regulatory approvals referred to in Section 4.2(b) of this Agreement;

         (h) At the time of the most recent regulatory evaluation of Buyer's performance under the Community Reinvestment Act


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(the "CRA"), Buyer's record of performance was deemed to be "outstanding" or
"satisfactory", and no proceedings are pending or, to the knowledge of Buyer, threatened, that would result in a change in such evaluation. Except as previously disclosed in writing to Seller, Buyer has not received any adverse public comments with respect to its compliance under the CRA since the date of its most recent regulatory evaluation of its performance under the CRA; and

         (i) The Buyer has available sufficient cash or other liquid assets or financing pursuant to binding agreements or commitments which may be used to fund the transactions contemplated hereby and its ability to consummate such transactions is not contingent on raising any equity capital, obtaining specific financing therefor, consent of any lender or any other matter.

                                   ARTICLE 66

                                 Understandings

         Buyer and Seller understand and agree as follows:

         6.1 Depositors' Rights. All transfers to the Buyer of Assumed Deposits are subject to the individual depositors' continuing rights to withdraw, and the Seller makes no representation or warranty to the Buyer concerning the continuing maintenance of such deposits at the Branches.

         6.2 Unclaimed Property. With respect to safe deposit boxes that have been opened by the Seller and whose contents have been inventoried and are being held by the Seller in safekeeping in preparation for escheat to the State of New Mexico, the Seller shall remove any and all such contents from the Branches prior to the Closing Date.

         6.3 Head Office Accounts. Schedule 6.3 sets forth certain Accounts at the Branches and Offices which have been designated by the Seller as "Head Office Accounts." The Buyer and the Seller understand and agree that the Seller may remove from the Branches and Offices prior to the Closing Date any and all Head Office Accounts and deposits of the types described in the proviso in
Section 2.3(a)(iii) and any Head Office Accounts and any such deposits so removed shall not be included in the Assumed Deposits.

         6.4 Limitation of Warranties. Except as may be expressly represented or warranted by Seller in Section 5.1 of this Agreement, and subject to the provisions of Section 4.4 of this Agreement which shall exclusively govern the rights and obligations of the parties with regard to Hazardous Substances, Seller makes no representation or warranty whatsoever with regard to any Asset, any Liability (or the Shares in the case of the Stock


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Purchase) or the business or operation of any of the Facilities, it being expressly understood that such Assets and Liabilities (and the Shares in the case of the Stock Purchase) are being transferred AS IS, WHERE IS, WITHOUT RECOURSE, WITH ALL FAULTS AND WITH NO WARRANTIES OTHER THAN AS EXPRESSLY PROVIDED IN SECTION 5.1 OF THIS AGREEMENT. Buyer agrees that it is relying solely upon its own judgment, after such investigation and inspection as it deems necessary or appropriate, as to the quality, condition, fitness and value of the Assets and the nature and amount of the Liabilities, and Seller hereby disclaims any representations or warranties made by Seller as to their condition, value, nature or amount except those made in Section 5.1 of this Agreement, subject to Section 4.4 of this Agreement. Notwithstanding any other provision of this Agreement, Buyer and Seller understand and agree that Seller is making, and shall make, no representations or warranties with respect to title to the Real Estate other than those, if any, contained in the special warranty deed the form of which is attached hereto as Exhibit C.

                                   ARTICLE 77

                            Conditions to the Closing

         7.1 Seller's Conditions. The obligations of the Seller to consummate the Closing shall be subject to the satisfaction at or prior to Closing of all of the following conditions, any one or more of which may be waived, in whole or in part, by the Seller:

         (a) The Buyer shall have complied in all material respects with each of its covenants and agreements contained herein to be performed at or prior to the Closing Date, and each of the representations and warranties of the Buyer in
Section 5.2 hereof shall be true and correct in all material respects as if made at and as of the Closing;

         (b) The Buyer shall have delivered to the Seller a duly authorized and signed officer's certificate, dated as of the Closing Date, certifying as to the matters specified in Section 7.1(a), and further that (i) the methodology and accounting procedures used by the Seller in preparing the Closing Financial Statement have been reviewed and are acceptable to the Buyer, and (ii) the Buyer, to and including the Closing Date, has performed such review of the books, records, files, documentation and accounts of the Facilities as it has deemed appropriate;

         (c) All consents, approvals and authorizations required to be obtained prior to the Closing from governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to be consummated at the Closing shall have been made or obtained, and shall remain in full force and effect, all waiting periods applicable to the


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consummation of the transactions contemplated hereby shall have expired or been terminated and all required regulatory filings shall have been made; provided, however, that no governmental or regulatory consent, approval or authorization shall have imposed any condition or requirement that the Seller in good faith determines to be materially burdensome upon the business of the Seller or upon the consummation of the transactions contemplated hereby;

         (d) There shall not be in effect any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction that would be violated by consummation of the transactions contemplated hereby, nor any material pending or threatened action, proceeding or investigation, the adverse determination of which would result in such order, decree or judgment; provided, that in the case of such material pending or threatened action, proceeding or investigation, neither party shall decline to proceed with the Closing pending final resolution thereof without exercising its reasonable efforts promptly to determine jointly with the other party the merit thereof and the likelihood of an adverse determination in such proceeding;

         (e) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote or consent of the holders of outstanding securities of the Buyer if such approval is required by applicable law, contract, the Buyer's articles of association or bylaws, or otherwise; and

         (f) All necessary corporate approvals and the Merger Regulatory Approvals shall have been obtained and Seller shall have determined that all other conditions to the closing of the BankAmerica/NationsBank Business Combination have been satisfied or waived. As used herein, (i) "Merger Regulatory Approvals" shall mean all approvals, permits, authorizations, waivers or consents of governmental agencies or authorities necessary or appropriate to permit consummation of the BankAmerica/NationsBank Business Combination (such Merger Regulatory Approvals shall not be deemed to have been obtained if any of them shall contain any provisions or conditions which Seller, in the exercise of its reasonable business judgment, deems to be unduly burdensome or restrictive); and (ii) "BankAmerica/NationsBank Business Combination" shall mean that transaction pursuant to which Agreement and Plan of Merger dated April 10, 1998, BankAmerica Corporation shall merge with and into NationsBank Corporation.

         7.2 Buyer's Conditions. The obligations of the Buyer to consummate the Closing shall be subject to the satisfaction at or prior to Closing of all of the following conditions, any one or more of which may be waived, in whole or in part, by the Buyer:

         (a) The Seller shall have complied in all material respects with each of its covenants and agreements herein to be


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performed at or prior to the Closing Date and each of the representations and warranties of the Seller contained in this Agreement and the Schedules shall be true and correct in all material respects as if made at and as of Closing except to the extent of changes that have occurred prior to Closing that are consistent with the provisions of Section 2.3(a);

         (b) The Seller shall have delivered to the Buyer a duly authorized and signed officer's certificate, dated as of the Closing Date, certifying that (i) the representations and warranties of the Seller contained in this Agreement and the Schedules are true and correct in all material respects as if made at and as of Closing except to the extent of changes that have occurred prior to Closing that are consistent with the provisions of Section 2.3(a), and (ii) the Seller has complied in all material respects with each of its covenants and agreements herein to be performed at or prior to the Closing Date;

         (c) As to each of the Facilities, there shall have been given, obtained or satisfied in final form any notice, approval, permit or other requirement of law or any competent governmental or regulatory authority that is necessary to proceed with the Closing, including, without limitation, such approvals as may be required of any New Mexico or federal bank or other financial institution regulatory agency and any other entity or entities having jurisdiction over the Facilities, the Buyer or the Seller, and no such agency or entity shall, in connection therewith, have imposed any condition or requirement that would result in a material adverse effect on the business or prospects of the Facilities or the Buyer, or on the consummation of the transactions contemplated hereby; and

         (d) There shall not be in effect any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction that would be violated by consummation of the transactions contemplated hereby, nor any pending or threatened action, proceeding or investigation, the adverse determination of which would result in such order, decree or judgment; provided, that in the case of such pending or threatened action, proceeding or investigation, neither party shall decline to proceed with the Closing pending final resolution thereof without exercising its reasonable efforts promptly to determine jointly with the other party the merit thereof and the likelihood of an adverse determination in such proceeding.

         Notwithstanding any other provision of this Agreement, in the event that, at the Closing, there shall be a failure of any condition specified in this Section 7.2 or elsewhere in this Agreement, including, without limitation, any failure of condition specified in Section 2.2(e), 2.2(f), 4.3, 4.4, 4.9 or
4.10 to the obligations of the Buyer in respect of the acquisition of any specific Facility or Facilities, the Buyer nevertheless shall be obligated to consummate the transactions


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contemplated by this Agreement upon the Closing Date, and the Seller may, upon written notice to the Buyer, exclude from the Closing the Facility or Facilities (but not the other Assets and Liabilities related thereto) in respect of which the failure of condition shall exist, in which case, appropriate adjustment shall be made in the consideration payable pursuant to Article 3, the Schedules hereto, the Financial Statements and the other documents to be delivered pursuant hereto so as to duly reflect the deletion of such Facility or Facilities (but not the other Assets and Liabilities related thereto) from the Closing.

                                   ARTICLE 88

                                   Termination

         8.1 Events of Termination. This Agreement may be terminated at any time prior to Closing:

         (a) By the mutual written agreement of the Seller and the Buyer;

         (b) By the Seller or by the Buyer in the event that the Closing has not occurred on or before the date indicated in the third proviso in Section 2.2(a), or such other date as the Seller and the Buyer shall agree in writing, unless the failure to so consummate by such time is due to a breach of this Agreement by the party seeking to terminate;

         (c) By the Seller or by the Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

         (d) By the Seller or the Buyer, in the event of a material breach by the other of any representation, warranty or agreement contained herein which is not cured or cannot be cured within thirty (30) calendar days after written notice of such termination has been delivered to the breaching party; provided, however, that (i) termination pursuant to this Section 8.1(d) shall not relieve the breaching party of liability for such breach or otherwise and (ii) this
 Section 8.1(d) shall not under any circumstances provide the Buyer with a basis for termination due to any actual or alleged breach relating to Hazardous Substances, Buyer's sole remedies with respect to Hazardous Substances being contained in Section 4.4; and

         (e) By the Seller in the event that:

                  (i) at the expiration of thirty (30) calendar days after the date of this Agreement, the Buyer has failed to file substantially complete applications requesting approval of the transactions contemplated by this Agreement with all applicable regulatory agencies ("Buyer's Regulatory Agencies"); or



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                  (ii) at the expiration of sixty (60) calendar days after the date of this Agreement, any of the Buyer's Regulatory Agencies has failed to accept the Buyer's application pending before such agency as informationally complete; or

                  (iii) at the expiration of one hundred fifty (150) calendar days after the date of this Agreement, any of the Buyer's Regulatory Agencies has failed to issue formal approval of the Buyer's application; or

                  (iv) at any time, the Buyer's application has been disapproved by any of the Buyer's Regulatory Agencies.

         Any party desiring to terminate this Agreement pursuant to any of the foregoing clauses shall give written notice of such termination to the other party.

         8.2 Liability for Termination8.2 Liability for Termination. If this Agreement is terminated as permitted by Section 8.1, except as provided in
Section 8.1(d) or (e), such termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement, except that, subject to Section 4.4, if such termination shall result from the willful failure of a party to fulfill a condition to the performance of the obligations of the other party or to perform a covenant of this Agreement or from a willful misrepresentation or breach of a warranty, covenant or agreement hereunder by either party to this Agreement, such party shall be fully liable for any and all damages, costs and expenses (including, but not limited to, reasonable attorney's fees) sustained or incurred by the other party as a result of such failure or breach.

         8.3 Procedures Upon Termination8.3 Procedures Upon Termination. In the event of termination pursuant to the terms of this Agreement, and except as otherwise stated herein, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice unless an extension is consented to by the party having the right to terminate. If this Agreement is terminated as provided herein,

         (a) Each party will return all documents, work papers and other materials of the other party, including photocopies or other duplications thereof, relating to this transaction, whether obtained before or after the execution hereof, to the party furnishing the same; and

         (b) All information received by either party thereto with respect to the business of the other party (other than information that is a matter of public knowledge or that has


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heretofore been published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for any business purpose by such party or disclosed by such party to third persons.

                                   ARTICLE 99

                            Survival, Indemnification

         9.1 Survival. The covenants, agreements, representations and warranties of the parties hereto made, contained in or to be performed pursuant to this Agreement, the Schedules or Exhibits hereto or the officers' certificates delivered pursuant hereto or in connection herewith shall survive Closing and remain operative and in full force and effect until the first anniversary of the Closing Date, except for the provisions of Sections 2.4, 3.2(i), 4.1(j), 4.4(e)(ii), 4.12, 10.1 and 11.11, which shall survive such first anniversary. Notwithstanding the preceding sentence, any covenant, agreement, representation, warranty or claim in respect of which indemnity may be sought under Sections 9.2 or 9.3 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence if notice of the claim, inaccuracy or breach giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. After Closing, the sole and exclusive remedy of the Buyer and the Seller for any breach of any covenant or agreement or any inaccuracy of any such representation or warranty by the Seller or the Buyer shall be the indemnities contained in Sections 9.2 and 9.3, respectively, which shall survive Closing; provided, however, that the provisions of Section 4.4 shall exclusively govern the rights and obligations of the Seller and Buyer with regard to Hazardous Substances.

         9.2 Seller's Indemnity. Subject to the proviso in the final sentence of
Section 9.1, the Seller hereby indemnifies the Buyer against and agrees to hold it harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorney's fees and expenses in connection with any action, suit or proceeding brought against the Buyer) demanded, claimed or threatened in writing against the Buyer or incurred or suffered by the Buyer arising out of (i) any action taken or omitted to be taken by the Seller prior to the Closing relating to the ownership or operation of the Facilities or their business and properties prior to Closing, but excluding all Liabilities and any damage, loss, liability or expense resulting from actions taken by the Seller at the written direction of the Buyer or resulting from defects in title to the Real Estate; (ii) any misrepresentation or breach of warranty, covenant or agreement made, contained in or to be performed by the Seller pursuant to this Agreement, the Schedules or Exhibits hereto or the Seller's officer's


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certificate; (iii) all Non-Assumed Liabilities; and (iv) any claim or demand by any Branch or Office employee of the Seller who shall not become an employee of the Buyer (except as may be the result of any action or inaction of the Buyer). Any direct claim by the Buyer against the Seller, as distinguished from a claim against the Buyer by a third party, shall be settled by arbitration pursuant to
Section 9.4. The Seller shall not be liable under this Section 9.2 for any settlement effected without its consent (which consent shall not be unreasonably withheld) of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. The Buyer agrees to give prompt notice to the Seller of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. The Seller may, and at the request of the Buyer shall, participate in and control the defense of any such suit, action or proceeding at its own expense.

         9.3 Buyer's Indemnity. Subject to the proviso in the final sentence of
Section 9.1, the Buyer hereby indemnifies the Seller against and agrees to hold it harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorney's fees and expenses in connection with any action, suit or proceeding brought against the Seller) demanded, claimed or threatened in writing against the Seller or incurred or suffered by the Seller arising out of (i) ownership or operation of the Facilities or their business and properties on and after Closing (except as to such damage, liability, loss or expense resulting from actions taken by the Buyer at the written direction of the Seller); (ii) any misrepresentation or breach of warranty, covenant or agreement made, contained in or to be performed by the Buyer pursuant to this Agreement, the Schedules or Exhibits hereto or the Buyer's officer's certificate; and (iii) all Liabilities (which term excludes Non-Assumed Liabilities). Any direct claim by the Seller against the Buyer, as distinguished from a claim against the Seller by a third party, shall be settled by arbitration pursuant to Section 9.4. The Buyer shall not be liable under this
Section 9.3 for any settlement effected without its consent (which consent shall not be unreasonably withheld) of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. The Seller agrees to give prompt notice to the Buyer of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. The Buyer may, and at the request of the Seller shall, participate in and control the defense of any such suit, action or proceeding at its own expense.

         9.4 Arbitration of Disputes. (a) ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR INSTRUMENTS RELATING HERETO OR DELIVERED IN CONNECTION HEREWITH, INCLUDING, BUT NOT LIMITED TO A CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, WILL, AT


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THE REQUEST OF ANY PARTY, BE DETERMINED BY ARBITRATION IN ACCORDANCE WITH THE
FEDERAL ARBITRATION ACT (9 U.S.C. SECTION 1 ET SEQ.) UNDER THE AUSPICES AND RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE AAA WILL BE INSTRUCTED BY EITHER OR BOTH PARTIES TO PREPARE A LIST OF THREE PROPOSED ARBITRATORS. WITHIN TEN (10) CALENDAR DAYS OF RECEIPT OF THE LIST, EACH PARTY MAY STRIKE ONE (1) NAME FROM THE LIST. THE AAA WILL THEN APPOINT THE ARBITRATOR FROM THE NAME(S) REMAINING ON THE LIST. THE ARBITRATION WILL BE CONDUCTED IN ALBUQUERQUE, NEW MEXICO. ANY CONTROVERSY IN INTERPRETATION OR ENFORCEMENT OF THIS PROVISION OR WHETHER A DISPUTE IS ARBITRABLE, WILL BE DETERMINED BY THE ARBITRATOR. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR IN PURSUIT OF AN ANCILLARY REMEDY DOES NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CONTROVERSY OR CLAIM TO ARBITRATION.

         (b) IN ANY ARBITRATION PROCEEDING, THE ARBITRATOR IS AUTHORIZED TO APPORTION COSTS AND EXPENSES, INCLUDING INVESTIGATION, LEGAL AND OTHER EXPENSES, WHICH WILL INCLUDE, IF APPLICABLE, A REASONABLE ESTIMATE OF ALLOCATED COSTS AND EXPENSES OF IN-HOUSE LEGAL COUNSEL AND LEGAL STAFF. SUCH COSTS AND EXPENSES ARE TO BE AWARDED ONLY AFTER THE CONCLUSION OF THE ARBITRATION AND WILL NOT BE ADVANCED DURING THE COURSE OF SUCH ARBITRATION.

         9.5 Limit on Indemnities.

         (a) Notwithstanding any other provision hereof, an indemnifying party shall not be liable under this Article 9 or Exhibit H for any losses sustained by the indemnified party with respect to a Facility unless and until the aggregate amount of all such losses sustained by the indemnified party with respect to that Facility (including any amount for which the indemnifying party may become liable to provide indemnification pursuant to Section 4.4), shall exceed $30,000, in which event the indemnifying party shall be liable only for such losses in excess of $30,000 (it being the intention of the parties that losses sustained by a party with respect to one Facility shall not be combined with losses sustained with respect to another Facility to satisfy such minimum $30,000 amount). The minimum $30,000 amount shall not apply to amounts which one party may be required to pay to the other under Sections 2.4, 3.2, 4.1(g), 4.1(h), 4.6 and 10.1 of this Agreement or other provisions dealing with customary and foreseeable post-closing adjustments. In no event shall the aggregate losses for which the Seller may be liable under this Article 9 or
Section 4.4 or any other basis exceed the amount of $5,000,000. IN ADDITION, THE INDEMNIFYING PARTY SHALL HAVE NO OBLIGATIONS UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL LIABILITY, DAMAGE OR LOSS OF THE INDEMNIFIED PARTY THAT THE INDEMNIFIED PARTY MAY SUFFER.



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         (b) Each party's right to indemnification under this Article 9 shall preclude any other monetary award (whether at law or in equity) and shall preclude assertion by such party of any right to any such monetary award from the indemnifying party.

         9.6 Indemnities. Notwithstanding the foregoing, to the extent, if at all, Section 56-7-1 of NMSA is applicable to this Agreement, the indemnity provided in this Article 9 will not extend to liability, claims, damages, losses or expenses, including fees of attorneys, relating to the construction, installation, alteration, modification, repair, maintenance, servicing, demolition, excavation, drilling, reworking, grading, paving, clearing, site preparation or development of any real property or any improvement of any kind on, above or under real property and arising out of (a) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs or specifications by the indemnitee, or the agents or employees of the indemnitee, or (b) the giving of or the failure to give directions or instructions by the indemnitee, or the agents or employees of the indemnitee, where the giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property.

                                  ARTICLE 1010

                                      Taxes

         10.1 Obligations of the Buyer. The Buyer shall pay to the Taxation and Revenue Department or to Seller, as determined by Seller, and shall indemnify the Seller for, any gross receipts and compensating tax, any sales tax, use tax, deed tax or property transfer tax imposed on the sale or transfer of, or receipts of Seller from the sale or transfer of, the Assets or the Liabilities or any part thereof.

         10.2 Access to Information. For the applicable period required by law, the Seller and the Buyer shall have a right to have access to and to copy all of the records of the other party relevant to the Assets and the Liabilities and necessary for the preparation of income tax returns, employee tax returns, employee reports, employee benefits calculations, and for customary accounting functions and other similar bona fide purposes. Additionally, the Buyer and the Seller each agree to make available to the other party, at reasonable times and upon reasonable advance notice, relevant records and personnel in connection with an investigation or the preparation of or participation in a defense, negotiation or settlement relating to any pending, future, or threatened litigation or government agency proceeding (including a tax audit) involving the conduct or interest of such other party.



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         10.3 Allocation of Consideration. The Buyer and the Seller shall use reasonable efforts to allocate the consideration payable hereunder at the Closing among the Assets, tangible and intangible, on the basis of an allocation (the "Allocation") to be determined by Buyer and Seller as soon as practicable following the date hereof in the manner set forth on Schedule 10.3.

                                  ARTICLE 1111

                                  Miscellaneous

         11.1 Public Notice. All written notices to third parties, including customers of the Branches and borrowers under the Loans (but excluding requests for consent or approval of regulatory agencies, contractors and similar third parties), all oral or written notices or general communications to employees of the Facilities, and all public announcements and press releases concerning the transactions contemplated by this Agreement made prior to Closing shall be jointly planned and coordinated by the Buyer and the Seller. Neither party shall act unilaterally in this regard without the prior approval of the other party, which approval shall not be unreasonably withheld or delayed; provided, however, that in the event that a party reasonably concludes that a public announcement or release is required by applicable law and the parties cannot reach agreement upon a mutually acceptable release, the party releasing the information, announcement or public statement shall not be deemed to be in breach of this Agreement.

         11.2 Assignment. Neither party shall assign this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of the other party, provided that the Seller may assign this Agreement, whether by merger or other agreement, to an Affiliate; and provided, further, that Buyer may assign its rights and obligations as contemplated in the sixth Recital to this Agreement, it being understood that such assignment shall not release Buyer from any liability to Seller hereunder.

         11.3 Notices. Notices and legal process to be delivered to or served upon either party hereto shall be deemed to have been duly delivered or served when delivered in written form by hand or by telegraph, telex or facsimile transmission, or the day after being sent from within the continental United States by overnight delivery or courier service, or three (3) calendar days after posting by registered mail or certified mail with return receipt requested, to the parties hereto at the following addresses:



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


         If to the Seller:

                  c/o BankAmerica Corporation
                  Corporate Strategy and Development Department #13262 315 Montgomery Street, Suite 1300
                  San Francisco, CA 94104
                  Attention:  Director of Corporate Strategy and
                              Development
                  Fax:  (415) 953-0390

         With copies to:

                  Bank of America NT&SA
                  Legal Department #6399
                  500 N. Akard
                  Dallas, Texas 75201-3364
                  Attention:  Linda Newman, Legal Department
                  Fax:  (214) 758-4755

                  And to:

                  Pillsbury Madison & Sutro LLP
                  235 Montgomery Street, 14th Floor
                  San Francisco, CA 94104
                  Attention:  James C. Olson, Esq.
                  Fax:  (415) 983-1200

         If to the Buyer:

                  BOK Financial Corporation
                  Bank of Oklahoma Tower
                  One Williams Center
                  Tulsa, OK 74192
                  Attention:  James F. Ulrich
                              Senior Vice President,
                              Mergers & Acquisitions
                  Fax:  (918) 588-6853

         With copies to:

                  Frederic Dorwart, Lawyers
                  Old City Hall
                  124 East Fourth Street
                  Tulsa, OK 74103
                  Attention:  Frederic Dorwart, Esq.
                  Fax:  (918) 583-8251

or to such other authorized agent or address as either party may hereafter select by written notice to the other party.

         11.4 Time. Time shall be of the essence for all purposes connected with this Agreement.

         11.5 Expenses. Except as otherwise expressly provided herein, the Buyer and the Seller shall each


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


bear its own out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement.

         11.6 Misdirected Payments or Communications. If for any reason any payment or communication to which one party is entitled is received by the other party hereto, the receiving party shall at its own expense forward such payment or communication to the other party as soon as practicable, but in no event later than three (3) Business Days, after receipt thereof.

         11.7 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, except that certain Confidentiality Agreement between the parties hereto which was executed by the Seller as of June 2, 1998 (the "Confidentiality Agreement"), relating to the subject matter of this Agreement. The Confidentiality Agreement shall survive, in accordance with its own terms, the execution, delivery and performance of this Agreement.

         11.8 Amendment. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally. Any such change, waiver, discharge or termination may be effected only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         11.9 Governing Law, Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California. If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were not contained herein.

         11.10 Waiver. No delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default theretofore or thereafter occurring. Any waiver, permit, consent or approval or any kind or character of any breach or default under this Agreement, or any waiver of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All rights and remedies, either under this Agreement or by law or otherwise afforded to a party, shall be cumulative and not alternative.



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


         11.11 Confidentiality. The Buyer and its representatives, agents and designees shall keep confidential and shall not disclose to any person or entity, without Seller's prior written consent: the amount of the Purchase Premium, the fact that confidential information has been made available to Buyer, the existence of this Agreement or any of the terms or conditions hereof, the status of the transactions contemplated hereby, all information concerning the books, records, accounts and documents of Seller to which it has access under this Agreement and any information developed in connection with any Environmental Assessments that are performed by or on behalf of the Buyer (including, without limitation, any reports or sampling results and analysis). These restrictions, however, shall not apply to any such information (i) that becomes public knowledge through no fault, act or omission of Buyer or its representatives, agents or designees (for purposes of this Section 11.11, collectively, the "Buyer"), (ii) that Buyer lawfully acquires from an entity not under an obligation of confidentiality to Seller, (iii) that is independently developed by Buyer, or (iv) where the Buyer is legally compelled to disclose such information, provided that the Seller is provided with advance written notice of the intention of Buyer to disclose to allow the Seller to contest the proposed disclosure before any court or agency with jurisdiction unless such notice impedes a duty or obligation of the Buyer under applicable laws, regulations or legal requirements to timely report such information, in which event Buyer shall concurrently advise Seller of Buyer's disclosure. In case of any actual or purported inconsistency or conflict between the provisions of this Agreement and the provisions of the Confidentiality Agreement with respect to obligations of the Buyer to maintain confidentiality as to any information, the provisions which impose a higher standard of confidentiality on the Buyer with respect to such information shall control and govern as to such actual or purported inconsistency or conflict.

         11.12 Third Party Rights. Other than the provisions of Section 2.4, nothing contained in this Agreement, whether express or implied, is intended to
(i) confer any rights or remedies upon any persons other than the parties hereto and their respective successors and assigns, (ii) relieve or discharge the obligations or liabilities of any third person to either party to this Agreement, or (iii) give any third person any right of subrogation or action over either party to this Agreement.

         11.13 Headings. The headings and captions used herein and in the Schedules and Exhibits are included for purposes of convenience of reference only and shall not limit or define the meaning of any provisions of this Agreement.




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


         11.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first above written.

                                     SELLER:

                                     BANK OF AMERICA NATIONAL TRUST AND
                                     SAVINGS ASSOCIATION

                                     By /s/ Brian A. Dunne
                                        ----------------------------------------

                                        Name Brian A. Dunne
                                             -----------------------------------

                                        Its Vice President
                                            ------------------------------------



                                     BUYER:

                                     BOK FINANCIAL CORPORATION


                                     By /s/ James A. White
                                        ----------------------------------------

                                        Name James A. White
                                             -----------------------------------

                                        Its EVP, CFO
                                            ------------------------------------


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
                               AMENDMENT NO. 1 TO

                        PURCHASE AND ASSUMPTION AGREEMENT


         AMENDMENT NO. 1 TO PURCHASE AND ASSUMPTION AGREEMENT, dated as of December 1, 1998 (this "Amendment"), between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association established under the laws of the United States (the "Seller"), and BOK FINANCIAL CORPORATION, an Oklahoma corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Buyer").

                                    RECITALS

         WHEREAS, the Seller and the Buyer are parties to a Purchase and Assumption Agreement dated as of July 27, 1998 ("Original Agreement");

         WHEREAS, pursuant to that certain Assignment dated November 13, 1998 (a copy of which is attached hereto as Exhibit A) ("Assignment") Buyer has assigned its interest in the Original Agreement to Bank of Albuquerque, National Association, a national banking association in formation and a wholly-owned subsidiary of Buyer ("Bank of Albuquerque");

         WHEREAS, as a result of subsequent discussions, the parties now intend to modify certain terms of the Original Agreement.

         NOW, THEREFORE, in consideration of their mutual promises and obligations and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1

                               Certain Definitions

         1.1      Certain Definitions.

         (a) Capitalized terms used herein without definition shall have the meanings specified in the Original Agreement.

         (b) As used in this Amendment and the Original Agreement, "Agreement" shall mean the Original Agreement, as amended hereby.

                                    ARTICLE 2

                       Amendment of the Original Agreement

         2.1 Schedule A-1. Schedule A-1 to the Agreement shall be restated in its entirety to read as set forth on Schedule A-1 hereto.

         2.2 Schedule A-2. Schedule A-2 to the Agreement shall be restated in its entirety to read as set forth on Schedule A-2 hereto.

         2.3 Schedule A-3. Schedule A-3 to the Agreement shall be restated in its entirety to read as set forth on Schedule A-3 hereto.

         2.4 Schedule 1.1(b). Schedule 1.1(b) to the Agreement shall be amended to add the Furniture, Fixtures and Equipment set forth on Schedule 1.1(b) hereto.

         2.5 Schedule 1.1(d). Schedule 1.1(d) to the Agreement shall be amended to add the Preliminary Title Report set forth on Schedule 1.1(d) hereto.

         2.6 Section 1.1. (a) The definition of "Closing Financial Statement" set forth in Section 1.1 to the Agreement shall be restated in its entirety to read as follows:

         "'Closing Financial Statement' means the balance sheet of the Facilities prepared by the Seller as of the close of business at the Facilities on the ninth (9th) Business Day prior to the Closing Date and on which are recorded as of such date, in accordance with the Seller's normal practices and procedures, the Assets and the Liabilities (except that such normal practices and procedures shall be modified as necessary to implement prorations required by, or other provisions of, this Agreement)."

         (b) The definition of "Loan Cut-off Date" set forth in Section 1.1 to the Agreement shall be restated in its entirety to read as follows:

         "'Loan Cut-off Date' shall mean October 31, 1998."

         2.7 Schedule 2.2(f). Schedule 2.2(f) to the Agreement shall be restated in its entirety to read as set forth on Schedule 2.2(f) hereto.

         2.8 Section 2.4. Section 2.4(e) of the Agreement shall be restated in its entirety to read as follows:

         "(e) Seller shall be responsible for timely payment to Employees as required by law of all wages, salaries, bonuses, if any, and other compensation with respect to service completed on or prior to the Closing Date. Seller shall pay each Employee an amount equal to the total days of vacation that Employee was eligible to earn under Seller's vacation policy for the entire calendar year in which the Closing occurs, less the number of vacation days or fractions thereof that Employee has used as of the Closing Date. Buyer shall pay Seller an amount equal to the prorated vacation days or fractions thereof that each Employee would have been eligible to accrue under Seller's vacation policy between the Closing Date and the end of the calendar year in which the Closing occurs (regardless of how many vacation days the Employee has actually used as of the Closing, or whether the Employee remains employed with Buyer through the end of the calendar year). Buyer shall allow Employees to take unpaid leave through the remainder of the calendar year in which the Closing Date occurs equal to the total days of vacation that Employee was eligible to earn under Seller's vacation policy for the entire calendar year in which the Closing occurs, less the number of vacation days or fractions thereof that Employee has used as of the Closing Date. For purposes of this Section, personal choice days or fractions thereof will be treated as vacation days. In subsequent calendar years, Employees will be eligible to earn vacation according to the schedule specified in Buyer's policy."

         Section 2.4(f) of the Agreement shall be restated in its entirety to read as follows:

         "(f) Through the end of the month in which the Closing Date occurs, medical, dental, vision, life and accidental death and dismemberment insurance claims incurred by Employees shall be determined under Seller's benefit plans. All medical, dental, vision, life and accidental death and dismemberment insurance claims incurred by Employees who are in Buyer's employ on the day after the Closing Date shall be determined under Buyer's benefit plans beginning on the first of the month that begins after the Closing Date occurs. Beginning the day after the Closing Date occurs, all disability claims incurred by Employees who are in Buyer's employ on the day after the Closing Date shall be determined under Buyer's benefit plans. Buyer agrees that Employees and their eligible dependents will receive credit for their periods of coverage under Seller's health or disability plans toward satisfying any preexisting condition clause in any of Buyer's health or disability plans, provided such Employee or eligible dependent is enrolled in Seller's plans on the Closing Date. Buyer also agrees that Employees and their eligible dependents shall receive credit under Buyer's health care plans for any deductibles paid by such Employee and enrolled dependents for the current plan year under a health care plan maintained by Seller."

         2.9 Section 2.5(d)(ii). Section 2.5(d)(ii) of the Agreement shall be amended to replace the references therein to "tenth (10th) calendar day" and "ten (10) calendar" with "ninth (9th) calendar day" and "nine (9) calendar", respectively.

         2.10 Section 3.1. Section 3.1 of the Agreement shall be restated in its entirety to read as follows:

                  "3.1 Price. The Seller agrees that in the event the Initial Base Amount (as hereinafter defined) is less than the sum of (i) the amount of the Assumed Deposits and (ii) the amount of the Accrued Expenses, the Seller shall transfer to the Buyer cash in the amount equal to the deficit. The Buyer agrees that in the event the Initial Base Amount is greater than the sum of (i) the amount of the Assumed Deposits and (ii) the amount of the Accrued Expenses, the Buyer shall transfer to the Seller cash in an amount equal to such excess. Calculations and payments pursuant to this Section 3.1 shall be as of the date and time of the Closing Financial Statement. The "Initial Base Amount" shall be equal to the sum of (i) the amount of Cash on Hand,
         (ii) the Market Value of $8,325,000.00 for the Real Estate and the Improvements (which amount is allocated among the Facilities as listed on Schedule 3.1(a)), (iii) the amount of $1,452,091.30 for the Leasehold Improvements (which amount, if any, is allocated among the Facilities as listed on Schedule 3.1(b)), (iv) the Market Value of $1,428,265.00 for the Furniture, Fixtures and Equipment (which amount is allocated as listed on Schedule 1.1(b)), (v) the amount of Prepaid Expenses, (vi) the amount of the Overdrafts, (vii) the amount of any fees, charges or accrued interest receivable on such Overdrafts, (viii) the unpaid principal amount of the Loans and the amount of accrued interest receivable on all such Loans, net of loan loss reserve, and
         (ix) the amount of the Purchase Premium."

         2.11 Schedule 3.1(a). Schedule 3.1(a) to the Agreement shall be restated in its entirety to read as set forth on Schedule 3.1(a) hereto.

         2.12 Schedule 3.1(b). Schedule 3.1(b) to the Agreement shall be restated in its entirety to read as set forth on Schedule 3.1(b) hereto.

         2.13 Section 3.2(j). The second to last sentence in Section 3.2(j) of the Agreement shall be restated in its entirety to read as follows:

         "Upon the expiration of such ninety (90) calendar day period, the Seller shall cease forwarding drafts against Transaction Accounts transferred on the Closing Date and shall instead return them to the originators marked 'Refer to Maker-Branch Sold'; provided, however, that, notwithstanding the foregoing, from and after April 8, 1999, such drafts shall be returned, but the stamped wording may change."

         2.14 Section 4.4(b). The second sentence of Section 4.4(b) of the Agreement shall be restated in its entirety to read as follows:

         "In addition, Seller has delivered to the Buyer an Asbestos Survey for each of the Northtowne, Rio Bravo, Ladera and Uptown Branches."

         2.15 Schedule 4.4(b). Schedule 4.4(b) to the Agreement shall be restated in its entirety to read as set forth on Schedule 4.4(b) hereto.

         2.16 Section 5.2. Section 5.2 of the Agreement shall be restated in its entirety to read as follows:

         "Representations and Warranties of Buyer and Bank of Albuquerque. The Buyer represents and warrants to the Seller that, as of the date of this Agreement, and Bank of Albuquerque represents and warrants to Seller that, as of the Closing Date, in each case subject to Section 4.4(a):

         (a) The Buyer is a corporation duly organized and in good standing under the laws of the State of Oklahoma and is a bank holding company under the Bank Holding Company Act of 1956, as amended;

         (b) Bank of Albuquerque is a national banking association, duly organized and in good standing under the laws of the United States;

         (c) Subject to the satisfaction of any applicable governmental or regulatory requirements referred to in Section 4.2(b) and to approval of this Agreement and the transactions contemplated hereby by the requisite vote or consent of the holders of outstanding securities of each of the Buyer and Bank of Albuquerque, if such approval is required by applicable law, contract, their respective articles of incorporation or association or bylaws, or otherwise, each of the Buyer and Bank of Albuquerque has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; all acts and other proceedings required to be taken by or on the part of the Buyer and Bank of Albuquerque to execute, deliver and perform this

         Agreement and to consummate the transactions contemplated hereby have been duly and validly taken; and this Agreement has been duly executed and delivered by, and constitutes the valid and binding agreement of, each of the Buyer and Bank of Albuquerque, enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies;

         (d) Subject to the satisfaction of any applicable governmental or regulatory requirements referred to in Section 4.2(b), the execution, delivery and performance by each of the Buyer and Bank of Albuquerque of this Agreement do not, and the consummation by each of the Buyer and Bank of Albuquerque of the transactions contemplated hereby will not, violate or conflict with their respective articles of incorporation or association or bylaws, or any law or regulation currently applicable to the Buyer or Bank of Albuquerque, or any material agreement or instrument, or currently applicable order, judgment or decree to which either is a party or by which either is bound or require any prior filing by the Buyer or Bank of Albuquerque with, or authorization, approval, consent or other action with respect to either the Buyer or Bank of Albuquerque by, any governmental or regulatory agency except such as have been made or obtained and are in full force and effect or will be made or obtained and are in full force and effect as of the Closing;

         (e) There are no actions, suits or proceedings pending or, to the knowledge of the Buyer, threatened against or affecting, the Buyer or Bank of Albuquerque, which may cause a material adverse change in the business or financial condition of the Buyer or Bank of Albuquerque or would prohibit consummation of the transactions contemplated hereunder;

         (f) Neither the Buyer nor Bank of Albuquerque has paid or agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions covered and contemplated hereby. All negotiations relating to this Agreement have been conducted by the Buyer directly and without the intervention of any person in such manner as to give rise to any valid claim against the Seller for any brokerage commission or like payment;

         (g) Neither the Buyer nor Bank of Albuquerque has received written notice from any federal or New Mexico governmental or regulatory agency indicating that it would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by this Agreement;

         (h) Each of the Buyer and Bank of Albuquerque satisfies each and all of the standards and requirements lawfully within their respective control of which each is aware (and, as of the Closing Date, will satisfy each and all of the standards and requirements lawfully within their respective control) imposed as a condition to obtaining, or necessary to comply with and in order to obtain, any of the governmental or regulatory approvals referred to in Section 4.2(b) of this Agreement;

         (i) At the time of the most recent regulatory evaluation of Buyer's performance under the Community Reinvestment Act (the "CRA"), Buyer's record of performance was deemed to be "outstanding" or "satisfactory", and no proceedings are pending or, to the knowledge of Buyer, threatened, that would result in a change in such evaluation. Except as previously disclosed in writing to Seller, Buyer has not received any adverse public comments with respect to its compliance under the CRA since the date of its most recent regulatory evaluation of its performance under the CRA; and

         (j) The Buyer has available sufficient cash or other liquid assets or financing pursuant to binding agreements or commitments which may be used to fund the transactions contemplated hereby and its ability to consummate such transactions is not contingent on raising any equity capital, obtaining specific financing therefor, consent of any lender or any other matter."

                                    ARTICLE 3

                                Employee Services

         3.1 Employee Services. Prior to the Closing Date and ending by the Closing Date, Seller agrees to loan certain employees ("Loaned Employees") to Buyer to undertake such activities for Buyer as mutually agreed upon between Seller and Buyer (the "Employee Training") by the execution of Assignment Letters in substantially the form attached hereto as Exhibit B (each, an "Assignment Letter"). Employees of Seller shall not be authorized to participate in any Employee Training until an Assignment Letter has been executed by Seller and agreed to by Buyer in accordance herewith. Unless otherwise expressly provided herein or in an Assignment Letter, if any term or provision contained in an Assignment Letter conflicts with any other terms or provisions of the Agreement, such other terms or provisions of the Agreement shall govern. Further, Seller's obligation hereunder is to use reasonable efforts to make Employees available to Buyer, without materially affecting the continuing operations of the Branches and the Offices. Should any Employee's employment relationship with Seller end for any reason, Seller shall have no obligation to replace such Employees.

         3.2 Assignment Letter Changes. All changes or modifications to any Assignment Letter require the prior written approval of Buyer and Seller.

         3.3 Supervision. While a Loaned Employee is being trained by Buyer hereunder, Buyer will ensure that:

                  (a) Buyer shall supervise and instruct the Loaned Employee with regard to the training being provided to the Loaned Employee;

                  (b) Such Loaned Employee shall not be named or act in any way in the capacity as an employee of Buyer unless expressly agreed by Seller and Buyer in each individual instance in writing;

                  (c) Training performed by a Loaned Employee on behalf of Buyer for other Loaned Employees, if requested by Buyer, shall be reviewed by Buyer's supervisors on a regular basis;

                  (d) If a Loaned Employee is being trained by Buyer while working for Seller, Buyer will cooperate with Seller to balance such Loaned Employee's work in a reasonable fashion, consistent with the terms of the Assignment Letter; and

                  (e) Buyer and its officers, employees and agents will not request or direct any Loaned Employee to disclose to Buyer or any other party confidential information of Seller or otherwise direct or encourage the Loaned Employee to take any action that would be detrimental to Seller, its customers, or otherwise impede or diminish the value to Seller of the transactions contemplated by the Agreement. In the event that Buyer or its officers, employees or agents gain possession of any such confidential information of Seller, Buyer shall immediately return such confidential information to Seller. Buyer will direct all requests for Seller's confidential information only to those officers of Seller who have been designated in writing by Seller as authorized contacts.

         3.4 Payment. (a) Unless otherwise specified in an Assignment Letter, Buyer will pay Seller for Employee Training in an amount equal to the incremental additional compensation costs for each unit (computed on the basis of actual FTE usage less FTE budget for the period) incurred by Seller as a result of each such Loaned Employees' participation in such Employee

Training for the time during which the Employee Training is being conducted. Such incremental additional compensation costs shall be computed on the basis of actual FTE usage less FTE budget for the period multiplied by the blended average base salary rate for such unit (plus, where applicable, an additional 28% of such base salary rate to cover benefits). Buyer shall not be responsible for payment for an Employee's absence due to vacation, holidays, illness or leaves of absence, unless otherwise specified in an Assignment Letter. Seller will invoice Buyer monthly on net thirty (30) day terms, unless otherwise specified in the applicable Assignment Letter.

         (b) Travel and Meal Expenses. Loaned Employees will submit travel and meal expenses incurred by such Loaned Employees as set forth in the Assignment Letter to Seller for reimbursement, in accordance with Seller's travel policy. Buyer will reimburse Seller for all such travel and meal expenses, which will be submitted to Buyer on Seller's monthly invoices.

         3.5      Insurance and Indemnification.

         (a) Scope. With respect to Employee Training and any claims, losses, or expense arising in connection with the Employee Training, this Section 3.5 shall control, and Article 9 of the Agreement shall not apply.

         (b) Insurance. Each party shall obtain and maintain at its own expense, the insurance coverage it deems appropriate to adequately insure itself against losses arising under this Article 3.

         (c) Expenses and Allocation of Risk of Loss. Prior to the Closing Date, the following expenses and risks of loss shall be allocated between Buyer and Seller as follows:

                  (i) Seller shall be responsible for the Loaned Employees' salary, benefits, workers' compensation coverage and unemployment benefits; and

                  (ii) Buyer shall be responsible for, and Buyer's insurance (both on behalf of Buyer and the Loaned Employee) shall answer to any losses of Buyer, Seller or any third party arising out of or related to any act or omission of a Loaned Employee while involved in Employee Training for Buyer.

         (d) Indemnification. Buyer shall indemnify and hold harmless each of Seller and its employees, officers, directors, representatives, and agents and each of their respective heirs, personal representatives, successors, and assigns, from any and all claims, actions, causes of action, demands, liability, losses, costs and expenses (including court costs and reasonable fees of attorneys and other professionals, including the allocated cost of internal counsel) which (i) are the responsibility of Buyer under subsections (b) and (c) above, or (ii) arise with respect to any claim by a Loaned Employee for damages not covered by workers' compensation coverage by a Loaned Employee arising from any claim of injury incurred or sustained by such Loaned Employee while involved in Employee Training for the Buyer. Because Seller is self-insured for workers' compensation purposes, Buyer agrees to reimburse Seller for out-of-pocket expenses incurred as a result of an injury sustained by such Loaned Employee while involved in Employee Training for Buyer.

         After receipt by Seller of notice of commencement of any action against it in respect of which a claim is to be made against Buyer under this Section, Seller will promptly notify Buyer of the commencement of such action, enclosing a copy of all papers served, but the omission to so notify Buyer will not relieve Buyer from any liability that it may have to Seller under the foregoing provisions of this Article 3 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by Buyer. If any such action is brought against Seller and it notifies Buyer of its commencement, Buyer will be entitled to participate in and, to the extent that it elects by delivering written notice to Seller promptly after receiving notice of the commencement of the action from Seller, to assume the defense of the action, with counsel reasonably satisfactory to Seller, and after notice from Buyer to Seller of its election to assume the defense. Buyer will not be liable to Seller for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Seller in connection with the defense. Seller will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of Seller unless (1) the employment of counsel by Seller has been authorized in writing by Buyer, (2) Seller has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to Buyer, (3) a conflict or potential conflict exists (based on advice of counsel to Seller) between Seller and Buyer (in which case Buyer will not have the right to direct the defense of such action on behalf of Seller) or (4) Buyer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges or counsel will be at the expense of Buyer. It is understood that Buyer shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for Seller. All such fees, disbursements and other charges will be reimbursed by Buyer promptly as they are incurred. Buyer will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

         3.6 Termination of Assignment Letter Without Cause. Buyer at its sole discretion, may elect to terminate any Assignment Letter effective immediately upon written notice thereof to Seller. Upon receipt of such notice, Seller and the respective Loaned Employee immediately shall cease all Employee Training under the applicable Assignment Letter, and Buyer will pay Seller's final invoice for all Employee Training rendered pursuant to the terminated Assignment Letter through the date of such termination.

         3.7 Relationship of the Parties. No joint venture, partnership, agency, employment relationship or other joint enterprise between Seller and Buyer is contemplated hereby during the training period. No employee of Seller shall be considered an employee of the Buyer during this training period. Seller shall take all actions and do all things which are required to ensure that it has complied with all laws respecting its position as the employer providing Employee Training pursuant hereto. In performing their respective obligations under this Article 3, the parties shall act at all times as independent contractors, and at no time shall either party make any commitments or incur any charges or expenses for or in the name of the other party.

         3.8 Employment Taxes and Benefits. To the extent required under applicable law, Seller shall report as income all compensation received by Seller pursuant hereto and pay all taxes due on such compensation. Seller shall indemnify and hold harmless Buyer and its employees, officers, directors, representatives and agents, and their respective heirs, personal representatives, successors and assigns, from any and all claims, actions, causes of action, demands, liability, losses, costs and expenses (including court costs and reasonable fees of attorneys and other professionals) arising from any obligation imposed on Buyer to pay any withholding taxes, social security, unemployment insurance, workers' compensation insurance, disability insurance or similar items, including interest and penalties thereon, in connection with any payments made to Seller by Buyer pursuant hereto.

                                    ARTICLE 4

                              Branch Support Center

         4.1 Lease of Certain Branch Support Center Premises. Buyer and Seller hereby covenant and agree to execute and deliver the BSC Lease (as hereinafter defined) on the Closing Date, and to take all other action necessary to be taken to cause the BSC Lease to become effective as of the Closing Date.

As used herein, "BSC Lease" shall mean that certain lease agreement between Buyer, as lessor, and Seller, as lessee, relating to certain premises located at the Branch Support Center, which lease agreement shall be in substantially the form attached hereto as Exhibit C.

         4.2 Section 7.1. Section 7.1 of the Agreement shall be amended to add a subsection (g) as follows:

         "(g) The BSC Lease shall have become effective as of the Closing Date."

         4.3 Environmental Due Diligence Period. Buyer and Seller hereby acknowledge and agree that the Environmental Due Diligence Period with respect to the Branch Support Center began on September 11, 1998 and concluded on September 30, 1998.

                                    ARTICLE 5

                                  Miscellaneous

         5.1 Terms of Original Agreement Ratified. Except as amended or modified hereby, the terms, covenants and provisions of the Original Agreement are hereby ratified and confirmed and shall remain in full force and effect.

         5.2 Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

         5.3 Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the amendments contained herein and supersedes any prior expressions of intent or understandings with respect thereto.

         5.4 Counterparts. This Amendment may be executed in two or more counterparts and by different parties hereto on separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                                             BANK OF AMERICA NATIONAL
                                             TRUST AND SAVINGS ASSOCIATION


                                             By    /s/ Laurie Readhead
                                                --------------------------------
                                                      Laurie Readhead
                                                Executive Vice President


                                             BOK FINANCIAL CORPORATION


                                             By    /s/ James A. White
                                                --------------------------------
                                                      James A. White
                                                 Executive Vice President
                                                       and Chief Financial
                                                               Officer


                                             BANK OF ALBUQUERQUE, NATIONAL
                                             ASSOCIATION (IN FORMATION)


                                             By   /s/ James A. White
                                                --------------------------------
                                                      James A. White
                                                 Executive Vice President
                                                       and Chief Financial
                                                               Officer